FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226943-03

CD 2019-CD8

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226943) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., MUFG Securities Americas Inc., Academy Securities, Inc. and Drexel Hamilton, LLC or any other underwriter, (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the CD 2019-CD8 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series CD8 (the "Offering Document").  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

CD 2019-CD8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination
Loan	ID	Property Name(2)	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(3)	or ARD Balance($)	Type(5)	Type	Rate(6)	Fee Rate(7)	Basis	Maturity or ARD	Maturity or ARD	Term	Term	Date
Loan	1	888 Figueroa	9.2%	1	MPCC	75,000,000	75,000,000	75,000,000	Office	CBD	3.7250%	0.0242%	Actual/360	120	119	0	0	06/18/2019
Loan	2	Woodlands Mall(31)(32)(33)	8.6%	1	GACC	70,000,000	70,000,000	70,000,000	Retail	Super Regional Mall	4.2560%	0.0141%	Actual/360	120	120	0	0	07/05/2019
Loan	3	Hilton Penn’s Landing	8.6%	1	GACC	70,000,000	70,000,000	70,000,000	Hospitality	Full Service	4.8800%	0.0141%	Actual/360	120	120	0	0	07/10/2019
Loan	4	Uline Arena(33)	5.2%	1	CCRE	42,000,000	42,000,000	42,000,000	Mixed Use	Office/Retail	4.0400%	0.0165%	Actual/360	120	120	0	0	07/29/2019
Loan	5	171 N Aberdeen	5.1%	1	MPCC	41,000,000	41,000,000	41,000,000	Mixed Use	Multifamily/Office/Retail	4.6700%	0.0228%	Actual/360	120	113	0	0	12/10/2018
Loan	6	Lakewood Square	5.1%	1	GACC	41,000,000	41,000,000	41,000,000	Retail	Anchored	3.9700%	0.0141%	Actual/360	120	119	0	0	07/01/2019
Loan	7	505 Fulton Street	4.9%	1	CREFI	40,000,000	40,000,000	40,000,000	Retail	Anchored	3.5300%	0.0141%	Actual/360	120	119	0	0	07/03/2019
Loan	8	Pharr Town Center	4.9%	1	GACC	40,000,000	40,000,000	34,975,262	Retail	Anchored	4.4500%	0.0166%	Actual/360	120	120	360	360	07/08/2019
Loan	9	Wind Creek Leased Fee	4.9%	1	CCRE/GACC	40,000,000	40,000,000	34,243,441	Other	Leased Fee	4.3800%	0.0141%	Actual/360	120	120	420	420	07/23/2019
Loan	10	Moffett Towers II - Buildings 3 & 4(31)(32)	4.2%	1	GACC	34,450,000	34,450,000	34,450,000	Office	Suburban	3.7639%	0.0141%	Actual/360	120	119	0	0	06/19/2019
Loan	11	The Citizen Hotel Sacramento(31)(34)	4.2%	1	CREFI	34,000,000	34,000,000	34,000,000	Hospitality	Full Service	4.1100%	0.0141%	Actual/360	120	120	0	0	07/23/2019
Loan	12	Crescent Club(32)	3.4%	1	CCRE	27,500,000	27,500,000	27,500,000	Multifamily	High-Rise	3.1320%	0.0341%	Actual/360	120	120	0	0	07/26/2019
Loan	13	Victory Plaza(33)	3.3%	1	MPCC	27,000,000	27,000,000	27,000,000	Retail	Anchored	4.8600%	0.0528%	Actual/360	120	113	0	0	12/21/2018
Loan	14	Boca Raton Design Center	3.0%	1	MPCC	24,000,000	24,000,000	24,000,000	Mixed Use	Industrial/Self Storage	4.9500%	0.0228%	Actual/360	120	113	0	0	12/28/2018
Loan	15	Liberty MA Portfolio	2.5%	3	CCRE	20,000,000	20,000,000	14,568,744	Various	Various	4.3000%	0.0391%	Actual/360	120	120	300	300	07/26/2019
Property	15.01	10-14 New Bond	1.9%	1	CCRE	15,042,254	15,042,254		Industrial	Manufacturing
Property	15.02	151 West Boylston	0.4%	1	CCRE	3,154,930	3,154,930		Industrial	Flex
Property	15.03	8 New Bond	0.2%	1	CCRE	1,802,817	1,802,817		Mixed Use	Office/Industrial
Loan	16	1440 N Dayton	2.3%	1	MPCC	19,000,000	19,000,000	19,000,000	Office	CBD	4.0500%	0.0228%	Actual/360	120	119	0	0	06/28/2019
Loan	17	63 Spring Street	2.3%	1	MPCC	18,500,000	18,500,000	18,500,000	Mixed Use	Multifamily/Retail	4.1500%	0.0228%	Actual/360	120	118	0	0	05/28/2019
Loan	18	Visions Hotel Portfolio II	2.1%	10	CCRE	17,000,000	16,979,965	13,770,668	Hospitality	Various	4.5500%	0.0153%	Actual/360	120	119	360	359	06/11/2019
Property	18.01	Courtyard Horseheads	0.3%	1	CCRE	2,675,127	2,671,974		Hospitality	Limited Service
Property	18.02	Home2 Suites Oswego	0.3%	1	CCRE	2,157,360	2,154,818		Hospitality	Limited Service
Property	18.03	Holiday Inn & Suites Rochester Marketplace	0.3%	1	CCRE	2,071,066	2,068,625		Hospitality	Full Service
Property	18.04	Hampton Inn Corning Painted Post	0.2%	1	CCRE	1,898,477	1,896,240		Hospitality	Limited Service
Property	18.05	Home2 Suites Rochester Henrietta	0.2%	1	CCRE	1,725,888	1,723,854		Hospitality	Limited Service
Property	18.06	Holiday Inn Express Olean	0.2%	1	CCRE	1,605,076	1,603,184		Hospitality	Limited Service
Property	18.07	Fairfield Inn Watertown	0.2%	1	CCRE	1,397,970	1,396,322		Hospitality	Limited Service
Property	18.08	Holiday Inn Express Canandaigua	0.2%	1	CCRE	1,346,193	1,344,606		Hospitality	Limited Service
Property	18.09	Candlewood Suites Watertown	0.2%	1	CCRE	1,294,416	1,292,891		Hospitality	Limited Service
Property	18.10	Candlewood Suites Sayre	0.1%	1	CCRE	828,426	827,450		Hospitality	Limited Service
Loan	19	Hilton Garden Inn Sugarland	2.1%	1	MPCC	16,800,000	16,800,000	14,978,460	Hospitality	Select Service	5.3350%	0.0228%	Actual/360	120	113	360	360	12/28/2018
Loan	20	Timlin Portfolio(33)	1.8%	14	CREFI	14,850,000	14,850,000	12,541,491	Various	Various	4.0900%	0.0628%	Actual/360	120	120	360	360	07/19/2019
Property	20.01	Timlin Portfolio - Industrial	1.1%	12	CREFI	9,100,000	9,100,000		Industrial	Warehouse/Distribution
Property	20.02	Timlin Portfolio - Medical Office	0.5%	1	CREFI	4,250,000	4,250,000		Office	Medical Office
Property	20.03	Timlin Portfolio - Retail	0.2%	1	CREFI	1,500,000	1,500,000		Retail	Unanchored
Loan	21	The Real Real	1.8%	1	GACC	14,560,000	14,560,000	14,560,000	Office	CBD	4.5500%	0.0141%	Actual/360	120	120	0	0	07/15/2019
Loan	22	Heritage & Villa Apartments	1.5%	2	CCRE	12,000,000	12,000,000	10,588,424	Multifamily	Garden	4.8500%	0.0341%	Actual/360	120	120	360	360	07/26/2019
Property	22.01	Heritage Place Apartments	0.8%	1	CCRE	6,571,429	6,571,429		Multifamily	Garden
Property	22.02	Villa Glen Apartments	0.7%	1	CCRE	5,428,571	5,428,571		Multifamily	Garden
Loan	23	Cypress Corporate Plaza	1.1%	1	GACC	9,295,000	9,295,000	9,295,000	Office	Suburban	4.1500%	0.0141%	Actual/360	120	119	0	0	06/10/2019
Loan	24	Bountiful Plaza	1.1%	1	MPCC	8,900,000	8,900,000	7,863,956	Retail	Anchored	4.9100%	0.0228%	Actual/360	120	117	360	360	04/10/2019
Loan	25	Holiday Inn Express - Bluffton(33)	1.1%	1	CREFI	8,650,000	8,639,341	7,897,535	Hospitality	Limited Service	4.3500%	0.0141%	Actual/360	60	59	360	359	07/05/2019
Loan	26	Walmart Palm Desert	0.9%	1	MPCC	7,425,000	7,425,000	7,425,000	Retail	Single Tenant	5.1300%	0.0228%	Actual/360	120	112	0	0	11/15/2018
Loan	27	Surfside Storage	0.9%	1	CREFI	6,900,000	6,900,000	6,033,233	Self Storage	Self Storage	4.4500%	0.0141%	Actual/360	120	120	360	360	07/10/2019
Loan	28	Crown on 7th	0.8%	1	MPCC	6,780,000	6,780,000	6,780,000	Retail	Unanchored	4.4000%	0.0228%	Actual/360	120	120	0	0	07/16/2019
Loan	29	Compass Self Storage Largo	0.8%	1	CREFI	6,525,000	6,525,000	6,525,000	Self Storage	Self Storage	4.3900%	0.0978%	Actual/360	120	119	0	0	06/18/2019
Loan	30	Floresta	0.8%	1	MPCC	6,300,000	6,300,000	5,348,938	Industrial	Warehouse	4.2800%	0.0228%	Actual/360	120	119	360	360	06/26/2019
Loan	31	Giardino aPodments	0.8%	1	CCRE	6,240,000	6,240,000	6,240,000	Multifamily	Mid-Rise	4.5000%	0.0341%	Actual/360	120	120	0	0	07/19/2019
Loan	32	Landmark Self Storage	0.3%	1	CREFI	2,775,000	2,775,000	2,775,000	Self Storage	Self Storage	3.7700%	0.0141%	Actual/360	120	120	0	0	07/17/2019
Loan	33	183 Eldert	0.3%	1	CCRE	2,700,000	2,700,000	2,700,000	Multifamily	Low-Rise	4.8500%	0.0341%	Actual/360	120	120	0	0	07/18/2019

A-1-1

CD 2019-CD8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									Pari Passu	Pari Passu
			First				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
			Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten
Loan	ID	Property Name(2)	Date	or ARD Date	(Yes/No)	Maturity Date	Service($)(8)	Service($)(8)	Service($)	Service($)	Period	Lockbox(9)	Management(10)	Other Loans	Borrower	NOI DSCR(8)(11)	NCF DSCR(8)(11)
Loan	1	888 Figueroa	08/01/2019	07/01/2029	No	07/01/2029	236,046	2,832,552	125,891	1,510,694	119	Springing Hard	Springing	No		2.69x	2.53x
Loan	2	Woodlands Mall(31)(32)(33)	09/01/2019	08/01/2029	No	08/01/2029	251,715	3,020,578	638,636	7,663,637	120	Hard	Springing	No		4.04x	3.95x
Loan	3	Hilton Penn’s Landing	09/06/2019	08/06/2029	No	08/06/2029	288,620	3,463,444			120	Hard	Springing	No		2.52x	2.12x
Loan	4	Uline Arena(33)	09/06/2019	08/06/2029	No	08/06/2029	143,364	1,720,367	266,247	3,194,967	120	Hard	Springing	No		1.81x	1.75x
Loan	5	171 N Aberdeen	02/01/2019	01/01/2029	No	01/01/2029	161,774	1,941,293			113	Hard	Springing	No		1.90x	1.86x
Loan	6	Lakewood Square	08/06/2019	07/06/2029	No	07/06/2029	137,526	1,650,307			119	Hard	Springing	No		2.23x	2.10x
Loan	7	505 Fulton Street	08/06/2019	07/06/2029	No	07/06/2029	119,301	1,431,611	134,214	1,610,562	119	Springing Hard	Springing	No		2.78x	2.67x
Loan	8	Pharr Town Center	09/06/2019	08/06/2029	No	08/06/2029	201,488	2,417,850	151,116	1,813,388	36	Hard	Springing	No		1.42x	1.36x
Loan	9	Wind Creek Leased Fee	09/06/2019	08/06/2029	No	08/06/2029	186,341	2,236,093	496,599	5,959,187		Hard	In Place	No		1.27x	1.27x
Loan	10	Moffett Towers II - Buildings 3 & 4(31)(32)	08/06/2019	07/06/2029	Yes	06/06/2034	109,555	1,314,659	1,003,485	12,041,817	119	Hard	In Place	No		3.47x	3.46x
Loan	11	The Citizen Hotel Sacramento(31)(34)	09/06/2019	08/06/2029	No	08/06/2029	118,067	1,416,808			120	Hard	Springing	No		3.58x	2.95x
Loan	12	Crescent Club(32)	09/01/2019	08/01/2029	No	08/01/2029	72,772	873,263			120	Soft(Residential); Hard(Commercial)	In Place	No		4.61x	4.58x
Loan	13	Victory Plaza(33)	02/01/2019	01/01/2029	No	01/01/2029	110,869	1,330,425			113	Springing Hard	Springing	No	Group 1	2.09x	2.02x
Loan	14	Boca Raton Design Center	02/01/2019	01/01/2029	No	01/01/2029	100,375	1,204,500			113	Springing Hard	Springing	No		1.96x	1.89x
Loan	15	Liberty MA Portfolio	09/01/2019	08/01/2029	No	08/01/2029	108,908	1,306,900	84,404	1,012,847		Soft Springing Hard	Springing	No		1.66x	1.52x
Property	15.01	10-14 New Bond
Property	15.02	151 West Boylston
Property	15.03	8 New Bond
Loan	16	1440 N Dayton	08/01/2019	07/01/2029	No	07/01/2029	65,016	780,188			119	Hard	Springing	No		2.19x	2.14x
Loan	17	63 Spring Street	07/01/2019	06/01/2029	No	06/01/2029	64,868	778,413			118	Hard	Springing	No		1.66x	1.65x
Loan	18	Visions Hotel Portfolio II	08/06/2019	07/06/2029	No	07/06/2029	86,642	1,039,707	230,367	2,764,399		Springing Hard	Springing	No		2.33x	2.08x
Property	18.01	Courtyard Horseheads
Property	18.02	Home2 Suites Oswego
Property	18.03	Holiday Inn & Suites Rochester Marketplace
Property	18.04	Hampton Inn Corning Painted Post
Property	18.05	Home2 Suites Rochester Henrietta
Property	18.06	Holiday Inn Express Olean
Property	18.07	Fairfield Inn Watertown
Property	18.08	Holiday Inn Express Canandaigua
Property	18.09	Candlewood Suites Watertown
Property	18.10	Candlewood Suites Sayre
Loan	19	Hilton Garden Inn Sugarland	02/01/2019	01/01/2029	No	01/01/2029	93,657	1,123,880			29	Hard	Springing	No		1.65x	1.40x
Loan	20	Timlin Portfolio(33)	09/06/2019	08/06/2029	No	08/06/2029	71,669	860,026			24	Springing Hard	Springing	No		1.81x	1.66x
Property	20.01	Timlin Portfolio - Industrial
Property	20.02	Timlin Portfolio - Medical Office
Property	20.03	Timlin Portfolio - Retail
Loan	21	The Real Real	09/06/2019	08/06/2029	No	08/06/2029	55,973	671,681			120	Hard	Springing	No		1.87x	1.80x
Loan	22	Heritage & Villa Apartments	09/06/2019	08/06/2029	No	08/06/2029	63,323	759,876			36	Springing Soft	Springing	No		1.42x	1.33x
Property	22.01	Heritage Place Apartments
Property	22.02	Villa Glen Apartments
Loan	23	Cypress Corporate Plaza	08/06/2019	07/06/2029	No	07/06/2029	32,592	391,100			119	Hard	Springing	No		2.97x	2.80x
Loan	24	Bountiful Plaza	06/01/2019	05/01/2029	No	05/01/2029	47,289	567,465			33	Springing Hard	Springing	No	Group 1	1.59x	1.51x
Loan	25	Holiday Inn Express - Bluffton(33)	08/06/2019	07/06/2024	No	07/06/2024	43,061	516,729				Springing Hard	Springing	No		2.39x	2.13x
Loan	26	Walmart Palm Desert	01/01/2019	12/01/2028	No	12/01/2028	32,183	386,193			112	Hard	Springing	No		1.75x	1.68x
Loan	27	Surfside Storage	09/06/2019	08/06/2029	No	08/06/2029	34,757	417,079			36	Springing Hard	Springing	No		1.42x	1.40x
Loan	28	Crown on 7th	09/01/2019	08/01/2029	No	08/01/2029	25,205	302,463			120	Springing Hard	Springing	No		2.23x	2.13x
Loan	29	Compass Self Storage Largo	08/06/2019	07/06/2029	No	07/06/2029	24,202	290,426			119	Springing Soft	Springing	No		2.01x	1.98x
Loan	30	Floresta	08/01/2019	07/01/2029	No	07/01/2029	31,103	373,236			23	Springing Hard	Springing	No		2.72x	2.46x
Loan	31	Giardino aPodments	09/06/2019	08/06/2029	No	08/06/2029	23,725	284,700			120	Springing Soft	Springing	No		1.72x	1.69x
Loan	32	Landmark Self Storage	09/06/2019	08/06/2029	No	08/06/2029	8,839	106,071			120	Springing Hard	Springing	No		3.23x	3.15x
Loan	33	183 Eldert	09/01/2019	08/01/2029	No	08/01/2029	11,064	132,769			120	Springing Soft	Springing	No		1.45x	1.44x

A-1-2

CD 2019-CD8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							FIRREA	Cut-Off
			Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at						Year
Loan	ID	Property Name(2)	Period(13)	Date	Value ($)(14)(15)	As-of Date	(Yes/No)	Ratio(11)(15)	Maturity or ARD(11)(15)	Address	City	County	State	Zip Code	Built
Loan	1	888 Figueroa	5	1	210,000,000	04/18/2019	Yes	54.8%	54.8%	888 South Figueroa Street	Los Angeles	Los Angeles	CA	90017	1985
Loan	2	Woodlands Mall(31)(32)(33)	1 business day once every 12 month period	1	953,400,000	04/20/2019	Yes	26.0%	26.0%	1201 Lake Woodlands Drive	The Woodlands	Montgomery	TX	77380	1994; 2003; 2016
Loan	3	Hilton Penn’s Landing	0	6	114,000,000	06/01/2019	Yes	61.4%	61.4%	201 South Christopher Columbus Boulevard	Philadelphia	Philadelphia	PA	19106	2000
Loan	4	Uline Arena(33)	0	6	212,000,000	07/01/2021	Yes	56.6%	56.6%	1140 3rd Street Northeast	Washington	District of Columbia	DC	20002	1945
Loan	5	171 N Aberdeen	5	1	73,100,000	10/09/2018	Yes	56.1%	56.1%	171 North Aberdeen Street	Chicago	Cook	IL	60607	2018
Loan	6	Lakewood Square	0	6	63,500,000	05/02/2019	Yes	64.6%	64.6%	4949-5227 Lakewood Boulevard	Lakewood	Los Angeles	CA	90712	1983
Loan	7	505 Fulton Street	0	6	175,000,000	06/18/2019	Yes	48.6%	48.6%	505 Fulton Street	Brooklyn	Kings	NY	11201	1890
Loan	8	Pharr Town Center	0	6	104,360,000	05/16/2019	Yes	67.1%	58.6%	600 North Jackson Road	Pharr	Hildalgo	TX	78577	2013-2019
Loan	9	Wind Creek Leased Fee	0	6	172,500,000	04/23/2019	Yes	85.0%	72.8%	77 Sands Boulevard	Bethlehem	Northampton	PA	18015	NAP
Loan	10	Moffett Towers II - Buildings 3 & 4(31)(32)	0	6	790,000,000	12/1/2019; 1/1/2020	Yes	44.3%	44.3%	1190 Discovery Way, 900 5th Avenue	Sunnyvale	Santa Clara	CA	94089	2019
Loan	11	The Citizen Hotel Sacramento(31)(34)	0	6	63,700,000	07/01/2020	Yes	53.4%	53.4%	926 J Street	Sacramento	Sacramento	CA	95814	2008
Loan	12	Crescent Club(32)	0	1	97,200,000	06/21/2019	Yes	28.3%	28.3%	41-23 Crescent Street	Long Island City	Queens	NY	11101	2012
Loan	13	Victory Plaza(33)	5	1	54,900,000	10/17/2018	Yes	49.2%	49.2%	13003-13075 Victory Boulevard	North Hollywood	Los Angeles	CA	91606	1949, 1977-1978
Loan	14	Boca Raton Design Center	5	1	38,200,000	11/02/2018	Yes	62.8%	62.8%	3100-3500 Northwest 2nd Avenue	Boca Raton	Palm Beach	FL	33431	1998
Loan	15	Liberty MA Portfolio	0	1	53,660,000	07/02/2019	Yes	66.2%	48.2%	Various	Worcester	Worcester	MA	01606	Various
Property	15.01	10-14 New Bond			38,900,000	07/02/2019	Yes			10-14 New Bond Street	Worcester	Worcester	MA	01606	1901
Property	15.02	151 West Boylston			10,100,000	07/02/2019	Yes			151 West Boylston Drive	Worcester	Worcester	MA	01606	1920
Property	15.03	8 New Bond			4,660,000	07/02/2019	Yes			8 New Bond Street	Worcester	Worcester	MA	01606	1890
Loan	16	1440 N Dayton	5	1	29,600,000	05/28/2019	Yes	64.2%	64.2%	1440 and 1448 North Dayton Street	Chicago	Cook	IL	60642	1923
Loan	17	63 Spring Street	5	1	29,800,000	02/05/2019	Yes	62.1%	62.1%	63 Spring Street	New York	New York	NY	10012	1910
Loan	18	Visions Hotel Portfolio II	0	6	105,000,000	05/01/2019	Yes	59.2%	48.0%	Various	Various	Various	Various	Various	Various
Property	18.01	Courtyard Horseheads			15,500,000	05/01/2019	Yes			202 Colonial Drive	Horseheads	Chemung	NY	14845	2016
Property	18.02	Home2 Suites Oswego			12,500,000	05/01/2019	Yes			252 New York State Route 104	Oswego	Oswego	NY	13126	2017
Property	18.03	Holiday Inn & Suites Rochester Marketplace			12,000,000	05/01/2019	Yes			800 Jefferson Road	Rochester	Monroe	NY	14623	1968
Property	18.04	Hampton Inn Corning Painted Post			11,000,000	05/01/2019	Yes			248 Town Center Road	Painted Post	Steuben	NY	14870	2014
Property	18.05	Home2 Suites Rochester Henrietta			10,000,000	05/01/2019	Yes			999 Jefferson Road	Rochester	Monroe	NY	14623	2014
Property	18.06	Holiday Inn Express Olean			10,500,000	05/01/2019	Yes			101 Main Street	Olean	Cattaraugus	NY	14760	1999
Property	18.07	Fairfield Inn Watertown			8,100,000	05/01/2019	Yes			250 Commerce Park Drive	Watertown	Jefferson	NY	13601	2012
Property	18.08	Holiday Inn Express Canandaigua			7,800,000	05/01/2019	Yes			330 Eastern Boulevard & 4420 Routes 5 & 20	Canandaigua	Ontario	NY	14424	2012
Property	18.09	Candlewood Suites Watertown			7,500,000	05/01/2019	Yes			26513 Herrick Drive	Evans Mills	Jefferson	NY	13637	2009
Property	18.10	Candlewood Suites Sayre			4,800,000	05/01/2019	Yes			2775 Elmira Street	Sayre	Bradford	PA	18840	2014
Loan	19	Hilton Garden Inn Sugarland	5	1	30,800,000	12/07/2018	Yes	54.5%	48.6%	722 Bonaventure Way	Sugar Land	Fort Bend	TX	77479	2007
Loan	20	Timlin Portfolio(33)	0	6	20,420,000	Various	Yes	72.7%	61.4%	Various	Various	Various	MI	Various	Various
Property	20.01	Timlin Portfolio - Industrial			12,050,000	Various	Yes			Various	Various	Various	MI	Various	Various
Property	20.02	Timlin Portfolio - Medical Office			5,640,000	06/01/2019	Yes			31815 Southfield Road	Beverly Hills	Oakland	MI	48025	1970
Property	20.03	Timlin Portfolio - Retail			2,730,000	06/01/2019	Yes			30730-80 Orchard Lake Road	Farmington Hills	Oakland	MI	48334	1989
Loan	21	The Real Real	0	6	22,400,000	12/01/2019	Yes	65.0%	65.0%	3317 Exposition Place	Los Angeles	Los Angeles	CA	90018	1950
Loan	22	Heritage & Villa Apartments	0	6	16,800,000	Various	Yes	71.4%	63.0%	Various	Various	Various	Various	Various	Various
Property	22.01	Heritage Place Apartments			9,200,000	06/26/2019	Yes			3830 Poplar Springs Drive	Meridian	Lauderdale	MS	39305	1968
Property	22.02	Villa Glen Apartments			7,600,000	06/24/2019	Yes			900 Division Street	Bessemer	Jefferson	AL	35020	1973
Loan	23	Cypress Corporate Plaza	0	6	14,900,000	05/13/2019	Yes	62.4%	62.4%	10805 Holder Street	Cypress	Orange	CA	90630	1989
Loan	24	Bountiful Plaza	5	1	12,900,000	01/05/2019	Yes	69.0%	61.0%	123, 155, 195 West 500 South & 545 South 200 West	Bountiful	Davis	UT	84010	1990, 2014
Loan	25	Holiday Inn Express - Bluffton(33)	0	6	14,100,000	06/11/2020	Yes	61.3%	56.0%	35 Bluffton Road	Bluffton	Beaufort	SC	29910	2002
Loan	26	Walmart Palm Desert	5	1	13,500,000	10/11/2018	Yes	55.0%	55.0%	72314 Highway 111	Palm Desert	Riverside	CA	92260	1989
Loan	27	Surfside Storage	0	6	10,490,000	06/24/2019	Yes	65.8%	57.5%	323 Alf Coleman Road	Panama City Beach	Bay	FL	32407	2004-2017
Loan	28	Crown on 7th	5	1	11,730,000	06/14/2019	Yes	57.8%	57.8%	5739, 5749 & 5801-5813 North 7th Street	Phoenix	Maricopa	AZ	85014	1959, 1966, 1979
Loan	29	Compass Self Storage Largo	0	6	10,250,000	04/23/2019	Yes	63.7%	63.7%	12700 Walsingham Road	Largo	Pinellas	FL	33774	1981-2016
Loan	30	Floresta	5	1	17,400,000	04/17/2019	Yes	36.2%	30.7%	3050, 3070, 3100 & 3120 Sirius Avenue	Las Vegas	Clark	NV	89102	1963
Loan	31	Giardino aPodments	0	6	9,600,000	05/30/2019	Yes	65.0%	65.0%	1514 Northwest 52nd Street	Seattle	King	WA	98107	2018
Loan	32	Landmark Self Storage	0	6	5,800,000	06/13/2019	Yes	47.8%	47.8%	5485 East Highway 150	Lincolnton	Lincoln	NC	28092	2007
Loan	33	183 Eldert	0	1	4,300,000	06/05/2019	Yes	62.8%	62.8%	183 Eldert Street	Brooklyn	Kings	NY	11207	1905

A-1-3

CD 2019-CD8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Net	Units	Loan per Net						Second Most	Second	Second
			Year	Rentable Area	of	Rentable Area	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent
Loan	ID	Property Name(2)	Renovated	(SF/Units/Rooms)(4)	Measure	(SF/Units/Rooms) $(4)(11)(15)	(# of payments)(16)(17)(18)	Statements Date	EGI ($)	Expenses($)	NOI($)(12)	Statements Date	EGI($)	Expenses($)
Loan	1	888 Figueroa	NAP	404,136	Sq. Ft.	285	L(25), DorYM1(88), O(7)	03/31/2019	14,936,640	5,254,851	9,681,789	12/31/2018	14,908,171	5,100,819
Loan	2	Woodlands Mall(31)(32)(33)	NAP	758,231	Sq. Ft.	327	L(24), D(91), O(5)	05/31/2019	53,807,988	10,101,329	43,706,659	12/31/2018	52,962,351	9,785,492
Loan	3	Hilton Penn’s Landing	2017-2018	350	Rooms	200,000	L(24), D(92), O(4)	05/31/2019	34,817,309	25,895,644	8,921,665	12/31/2018	33,883,722	25,895,811
Loan	4	Uline Arena(33)	2016	248,381	Sq. Ft.	483	YM1(24), DorYM1(90), O(6)	05/31/2019	7,638,927	4,040,587	3,598,340	12/31/2018	6,513,196	3,653,287
Loan	5	171 N Aberdeen	NAP	120,020	Sq. Ft.	342	L(31), D(82), O(7)
Loan	6	Lakewood Square	2002	187,542	Sq. Ft.	219	L(25), D(90), O(5)	03/31/2019	4,864,747	1,187,049	3,677,698	12/31/2018	4,853,269	1,155,774
Loan	7	505 Fulton Street	2013	114,209	Sq. Ft.	744	L(25), D(91), O(4)	05/31/2019	8,282,436	825,128	7,457,308	12/31/2018	9,569,700	832,107
Loan	8	Pharr Town Center	NAP	437,815	Sq. Ft.	160	L(24), D(92), O(4)	03/31/2019	8,576,261	2,873,627	5,702,634	12/31/2018	8,282,654	2,827,010
Loan	9	Wind Creek Leased Fee	NAP	2,608,541	Sq. Ft.	56	L(24), D(91), O(5)
Loan	10	Moffett Towers II - Buildings 3 & 4(31)(32)	NAP	701,266	Sq. Ft.	499	L(24), YM1(1), DorYM1(88), O(7)
Loan	11	The Citizen Hotel Sacramento(31)(34)	NAP	196	Rooms	173,469	L(24), D(93), O(3)	05/31/2019	22,354,546	16,501,536	5,853,010	12/31/2018	21,710,880	16,278,047
Loan	12	Crescent Club(32)	NAP	130	Units	211,538	L(24), D(93), O(3)	05/31/2019	5,334,258	1,109,303	4,224,955	12/31/2018	5,343,321	1,104,464
Loan	13	Victory Plaza(33)	2016-2017	136,580	Sq. Ft.	198	L(17), YM1(96), O(7)	03/31/2019	3,322,697	758,367	2,564,330	12/31/2018	3,169,173	715,508
Loan	14	Boca Raton Design Center	NAP	201,455	Sq. Ft.	119	L(31), D(85), O(4)	06/30/2019	3,286,733	956,632	2,330,101	12/31/2018	3,288,049	948,527
Loan	15	Liberty MA Portfolio	Various	360,469	Sq. Ft.	98	L(24), D(93), O(3)	04/30/2019	5,715,870	1,740,559	3,975,311	12/31/2018	5,498,954	1,740,559
Property	15.01	10-14 New Bond	2008	277,575	Sq. Ft.	96		04/30/2019	3,711,639	847,161	2,864,478	12/31/2018	3,514,047	847,161
Property	15.02	151 West Boylston	2014	50,370	Sq. Ft.	111		04/30/2019	1,286,704	550,616	736,089	12/31/2018	1,285,484	550,616
Property	15.03	8 New Bond	2015	32,524	Sq. Ft.	98		04/30/2019	717,527	342,783	374,744	12/31/2018	699,422	342,783
Loan	16	1440 N Dayton	2018	65,614	Sq. Ft.	290	L(25), D(90), O(5)	03/31/2019	333,843	341,775	-7,932	12/31/2018	313,477	321,529
Loan	17	63 Spring Street	2014	5,540	Sq. Ft.	3,339	L(26), D(90), O(4)	3/31/2019 Annualized	1,477,156	111,117	1,366,039	12/31/2018	1,445,152	114,796
Loan	18	Visions Hotel Portfolio II	Various	955	Rooms	65,054	L(25), D(91), O(4)	03/31/2019	24,478,404	15,120,031	9,358,373	12/31/2018	23,844,625	14,863,211
Property	18.01	Courtyard Horseheads	NAP	98	Rooms	99,758		03/31/2019	2,689,847	1,594,884	1,094,963	12/31/2018	2,622,608	1,580,289
Property	18.02	Home2 Suites Oswego	NAP	89	Rooms	88,585		03/31/2019	2,549,099	1,147,217	1,401,882	12/31/2018	1,978,583	1,016,078
Property	18.03	Holiday Inn & Suites Rochester Marketplace	2019	120	Rooms	63,073		03/31/2019	3,292,028	2,373,446	918,582	12/31/2018	3,376,073	2,434,683
Property	18.04	Hampton Inn Corning Painted Post	NAP	98	Rooms	70,796		03/31/2019	2,335,704	1,409,675	926,029	12/31/2018	2,367,623	1,434,682
Property	18.05	Home2 Suites Rochester Henrietta	NAP	89	Rooms	70,868		03/31/2019	2,988,510	1,850,421	1,138,089	12/31/2018	2,941,519	1,788,068
Property	18.06	Holiday Inn Express Olean	2016	76	Rooms	77,181		03/31/2019	2,292,219	1,387,128	905,091	12/31/2018	2,249,579	1,345,563
Property	18.07	Fairfield Inn Watertown	NAP	103	Rooms	49,601		03/31/2019	2,460,572	1,625,424	835,149	12/31/2018	2,494,622	1,630,513
Property	18.08	Holiday Inn Express Canandaigua	NAP	75	Rooms	65,596		03/31/2019	2,094,518	1,385,527	708,991	12/31/2018	1,998,337	1,308,081
Property	18.09	Candlewood Suites Watertown	NAP	112	Rooms	42,236		03/31/2019	2,216,056	1,267,597	948,459	12/31/2018	2,251,932	1,280,974
Property	18.10	Candlewood Suites Sayre	NAP	95	Rooms	31,868		03/31/2019	1,559,850	1,078,711	481,139	12/31/2018	1,563,748	1,044,280
Loan	19	Hilton Garden Inn Sugarland	NAP	202	Rooms	83,168	L(31), D(85), O(4)	05/31/2019	6,894,320	5,074,867	1,819,453	12/31/2018	7,167,402	5,241,293
Loan	20	Timlin Portfolio(33)	Various	210,816	Sq. Ft.	70	L(24), D(92), O(4)	03/30/2019	1,956,038	397,090	1,558,947	12/31/2018	1,976,943	371,382
Property	20.01	Timlin Portfolio - Industrial	Various	171,287	Sq. Ft.	53		03/30/2019	1,095,249	155,231	940,018	12/31/2018	1,096,898	136,069
Property	20.02	Timlin Portfolio - Medical Office	2015	30,878	Sq. Ft.	138		03/30/2019	655,411	204,388	451,022	12/31/2018	675,024	201,455
Property	20.03	Timlin Portfolio - Retail	2005	8,651	Sq. Ft.	173		03/30/2019	205,378	37,471	167,907	12/31/2018	205,021	33,859
Loan	21	The Real Real	2018	29,690	Sq. Ft.	490	L(24), D(91), O(5)
Loan	22	Heritage & Villa Apartments	NAP	243	Units	49,383	L(24), D(93), O(3)	05/31/2019	1,901,610	886,729	1,014,881	12/31/2017	1,760,030	884,571
Property	22.01	Heritage Place Apartments	NAP	127	Units	51,744		05/31/2019	1,032,234	496,149	536,085	12/31/2017	982,380	470,253
Property	22.02	Villa Glen Apartments	NAP	116	Units	46,798		05/31/2019	869,376	390,580	478,796	12/31/2017	777,650	414,318
Loan	23	Cypress Corporate Plaza	NAP	85,522	Sq. Ft.	109	L(25), D(90), O(5)	03/31/2019	1,384,205	852,057	532,148	12/31/2018	1,218,449	905,243
Loan	24	Bountiful Plaza	NAP	68,373	Sq. Ft.	130	L(14), YM1(99), O(7)	03/31/2019	1,167,717	313,129	854,588	12/31/2018	1,031,042	316,016
Loan	25	Holiday Inn Express - Bluffton(33)	2015	112	Rooms	77,137	L(25), D(29), O(6)	05/31/2019	3,438,489	2,167,458	1,271,031	12/31/2018	3,286,897	2,099,625
Loan	26	Walmart Palm Desert	NAP	45,648	Sq. Ft.	163	L(32), D(84), O(4)	03/31/2019	1,033,162	363,658	669,504	12/31/2018	721,721	57,176
Loan	27	Surfside Storage	NAP	81,450	Sq. Ft.	85	L(24), D(91), O(5)	06/30/2019	794,957	184,178	610,779	12/31/2018	785,108	192,888
Loan	28	Crown on 7th	2015, 2016, 2017	25,442	Sq. Ft.	266	L(24), D(89), O(7)	04/30/2019	837,628	197,277	640,351	12/31/2018	715,202	192,982
Loan	29	Compass Self Storage Largo	NAP	91,364	Sq. Ft.	71	L(25), D(92), O(3)	04/30/2019	953,272	323,113	630,159	12/31/2018	948,515	325,483
Loan	30	Floresta	NAP	199,435	Sq. Ft.	32	L(25), D(91), O(4)	4/30/2019 Annualized	1,333,723	214,499	1,119,224	12/31/2018	1,124,609	256,940
Loan	31	Giardino aPodments	NAP	62	Units	100,645	L(24), D(92), O(4)
Loan	32	Landmark Self Storage	2017	84,120	Sq. Ft.	33	L(24), YM1(93), O(3)	05/31/2019	526,895	179,879	347,016	12/31/2018	490,491	174,676
Loan	33	183 Eldert	2018	6	Units	450,000	L(24), D(93), O(3)	05/31/2019	194,064	20,303	173,761

A-1-4

CD 2019-CD8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Second	Third Most	Third	Third	Third
			Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease
Loan	ID	Property Name(2)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(11)	Debt Yield(11)	Revenue($)	EGI($)	Expenses($)	NOI ($)(12)	Reserves($)	TI/LC($)	NCF ($)	Interest	Expiration(19)
Loan	1	888 Figueroa	9,807,352	12/31/2017	14,519,558	4,343,871	10,175,687	10.1%	9.5%	19,934,661	17,410,098	5,742,216	11,667,882	80,827	606,204	10,980,851	Fee Simple
Loan	2	Woodlands Mall(31)(32)(33)	43,176,859	12/31/2017	51,530,705	10,009,375	41,521,330	17.4%	17.0%	56,897,203	53,931,267	10,814,593	43,116,674	151,646	758,231	42,206,797	Fee Simple
Loan	3	Hilton Penn’s Landing	7,987,911	12/31/2017	30,581,117	23,737,187	6,843,930	12.5%	10.5%	34,817,309	34,817,309	26,090,071	8,727,238	1,392,692		7,334,546	Leasehold	10/02/2029
Loan	4	Uline Arena(33)	2,859,908					7.4%	7.2%	14,470,452	13,322,582	4,431,507	8,891,075	24,838	248,381	8,617,856	Fee Simple
Loan	5	171 N Aberdeen						9.0%	8.8%	5,174,334	4,908,103	1,215,032	3,693,071	26,404	60,010	3,606,657	Fee Simple
Loan	6	Lakewood Square	3,697,495	12/31/2017	4,624,003	1,127,792	3,496,211	9.0%	8.4%	5,134,909	4,879,333	1,191,551	3,687,782	41,259	187,542	3,458,981	Fee Simple
Loan	7	505 Fulton Street	8,737,593	12/31/2017	9,688,129	883,675	8,804,454	9.9%	9.6%	10,027,509	9,606,189	1,161,763	8,444,426	17,131	293,224	8,134,071	Fee Simple
Loan	8	Pharr Town Center	5,455,644					8.6%	8.2%	9,390,414	8,952,839	2,942,618	6,010,221	52,538	218,908	5,738,775	Fee Simple
Loan	9	Wind Creek Leased Fee						7.1%	7.1%	10,402,235	10,402,235		10,402,235			10,402,235	Fee Simple
Loan	10	Moffett Towers II - Buildings 3 & 4(31)(32)						13.2%	13.2%	59,107,320	57,629,637	11,259,997	46,369,641	145,025		46,224,616	Fee Simple
Loan	11	The Citizen Hotel Sacramento(31)(34)	5,432,833	12/31/2017	20,601,861	15,840,158	4,761,703	14.9%	12.3%	22,354,546	22,354,546	17,279,442	5,075,104	894,182		4,180,922	Fee Simple
Loan	12	Crescent Club(32)	4,238,857	12/31/2017	5,321,470	1,181,343	4,140,127	14.6%	14.5%	6,245,187	5,847,996	1,819,317	4,028,679	28,924		3,999,755	Fee Simple
Loan	13	Victory Plaza(33)	2,453,665	12/31/2017	2,331,678	665,594	1,666,084	10.3%	9.9%	3,880,860	3,688,129	912,743	2,775,386	23,219	68,276	2,683,891	Fee Simple
Loan	14	Boca Raton Design Center	2,339,522	12/31/2017	3,181,622	980,412	2,201,210	9.8%	9.5%	3,430,442	3,290,829	934,514	2,356,315	38,229	39,912	2,278,174	Fee Simple
Loan	15	Liberty MA Portfolio	3,758,395	12/31/2017	4,686,493	1,458,815	3,227,678	10.9%	10.0%	6,169,598	5,713,521	1,854,129	3,859,392	54,070	270,352	3,534,970	Fee Simple
Property	15.01	10-14 New Bond	2,666,887	12/31/2017	2,760,566	695,256	2,065,310			4,083,892	3,732,100	968,845	2,763,255	41,636	208,181	2,513,438	Fee Simple
Property	15.02	151 West Boylston	734,869	12/31/2017	1,246,603	473,362	773,241			1,346,935	1,279,588	541,003	738,585	7,556	37,778	693,252	Fee Simple
Property	15.03	8 New Bond	356,640	12/31/2017	679,324	290,197	389,127			738,771	701,832	344,280	357,552	4,879	24,393	328,280	Fee Simple
Loan	16	1440 N Dayton	-8,052					9.0%	8.8%	2,489,221	2,304,521	597,247	1,707,274	13,123	23,918	1,670,233	Fee Simple
Loan	17	63 Spring Street	1,330,356	12/31/2017	1,507,057	111,117	1,395,940	7.0%	7.0%	1,496,958	1,428,072	138,912	1,289,160	1,308	1,140	1,286,712	Fee Simple
Loan	18	Visions Hotel Portfolio II	8,981,414	12/31/2017	21,496,761	13,798,733	7,698,028	14.3%	12.7%	24,478,404	24,478,404	15,598,613	8,879,791	979,136		7,900,655	Various
Property	18.01	Courtyard Horseheads	1,042,319	12/31/2017	2,345,420	1,477,187	868,233			2,689,847	2,689,847	1,650,391	1,039,456	107,594		931,862	Fee Simple
Property	18.02	Home2 Suites Oswego	962,505	12/31/2017	770,079	534,999	235,080			2,549,099	2,549,099	1,297,825	1,251,274	101,964		1,149,310	Fee Simple
Property	18.03	Holiday Inn & Suites Rochester Marketplace	941,390	12/31/2017	3,611,778	2,451,965	1,159,813			3,292,028	3,292,028	2,412,968	879,060	131,681		747,379	Leasehold	08/31/2050
Property	18.04	Hampton Inn Corning Painted Post	932,941	12/31/2017	2,338,694	1,376,969	961,725			2,335,704	2,335,704	1,481,764	853,939	93,428		760,511	Fee Simple
Property	18.05	Home2 Suites Rochester Henrietta	1,153,451	12/31/2017	2,843,589	1,680,601	1,162,988			2,988,510	2,988,510	1,943,923	1,044,587	119,540		925,047	Leasehold	12/31/2051
Property	18.06	Holiday Inn Express Olean	904,016	12/31/2017	2,120,985	1,328,436	792,549			2,292,219	2,292,219	1,398,357	893,862	91,689		802,173	Fee Simple
Property	18.07	Fairfield Inn Watertown	864,109	12/31/2017	2,395,724	1,559,674	836,050			2,460,572	2,460,572	1,599,236	861,336	98,423		762,913	Fee Simple
Property	18.08	Holiday Inn Express Canandaigua	690,256	12/31/2017	1,838,441	1,240,247	598,194			2,094,518	2,094,518	1,407,496	687,023	83,781		603,242	Fee Simple
Property	18.09	Candlewood Suites Watertown	970,958	12/31/2017	1,995,727	1,186,461	809,266			2,216,056	2,216,056	1,295,547	920,508	88,642		831,866	Fee Simple
Property	18.10	Candlewood Suites Sayre	519,468	12/31/2017	1,236,324	962,194	274,130			1,559,850	1,559,850	1,111,103	448,747	62,394		386,353	Leasehold	12/02/2041
Loan	19	Hilton Garden Inn Sugarland	1,926,109	12/31/2017	7,542,542	5,254,537	2,288,005	11.0%	9.4%	6,896,970	6,896,970	5,044,321	1,852,649	275,879		1,576,770	Fee Simple
Loan	20	Timlin Portfolio(33)	1,605,561	12/31/2017	1,847,003	379,433	1,467,570	10.5%	9.6%	2,367,322	2,163,710	607,475	1,556,235	59,428	69,771	1,427,037	Fee Simple
Property	20.01	Timlin Portfolio - Industrial	960,829	12/31/2017	1,000,358	145,784	854,574			1,329,675	1,263,191	333,838	929,353	46,247	21,960	861,146	Fee Simple
Property	20.02	Timlin Portfolio - Medical Office	473,569	12/31/2017	631,091	203,143	427,948			738,843	616,655	204,703	411,951	10,499	24,121	377,332	Fee Simple
Property	20.03	Timlin Portfolio - Retail	171,162	12/31/2017	215,554	30,506	185,048			298,805	283,865	68,934	214,931	2,682	23,690	188,559	Fee Simple
Loan	21	The Real Real						8.6%	8.3%	1,482,218	1,410,387	154,021	1,256,365	4,750	44,535	1,207,080	Fee Simple
Loan	22	Heritage & Villa Apartments	875,459					9.0%	8.5%	2,034,312	1,959,028	879,620	1,079,409	65,031		1,014,378	Fee Simple
Property	22.01	Heritage Place Apartments	512,127							1,110,240	1,056,823	497,886	558,937	33,332		525,604	Fee Simple
Property	22.02	Villa Glen Apartments	363,331							924,072	902,205	381,733	520,472	31,698		488,774	Fee Simple
Loan	23	Cypress Corporate Plaza	313,206	12/31/2017	1,136,067	691,722	444,345	12.5%	11.8%	2,178,193	2,017,711	855,273	1,162,438	27,367	38,485	1,096,586	Fee Simple
Loan	24	Bountiful Plaza	715,026	12/31/2017	1,085,061	269,190	815,871	10.2%	9.6%	1,296,807	1,176,878	272,922	903,956	15,726	34,186	854,044	Fee Simple
Loan	25	Holiday Inn Express - Bluffton(33)	1,187,272	12/31/2017	3,241,890	2,106,300	1,135,590	14.3%	12.7%	3,438,489	3,438,489	2,201,287	1,237,202	137,540		1,099,662	Fee Simple
Loan	26	Walmart Palm Desert	664,545	12/31/2017	988,391	246,534	741,857	9.1%	8.7%	1,050,310	997,794	320,934	676,860	6,847	22,824	647,189	Fee Simple
Loan	27	Surfside Storage	592,220	12/31/2017	766,014	177,718	588,297	8.6%	8.5%	892,949	794,957	201,166	593,791	8,145		585,646	Fee Simple
Loan	28	Crown on 7th	522,220	12/31/2017	505,138	149,726	355,412	9.9%	9.5%	992,693	916,377	242,726	673,651	4,071	25,442	644,138	Fee Simple
Loan	29	Compass Self Storage Largo	623,032	12/31/2017	848,607	318,504	530,103	8.9%	8.8%	1,052,783	953,272	369,746	583,526	9,136		574,389	Fee Simple
Loan	30	Floresta	867,669	12/31/2017	923,727	242,530	681,197	16.1%	14.6%	1,396,935	1,292,618	277,575	1,015,043	37,893	59,830	917,320	Fee Simple
Loan	31	Giardino aPodments						7.9%	7.7%	718,380	699,961	209,977	489,984	9,300		480,684	Fee Simple
Loan	32	Landmark Self Storage	315,816	12/31/2017	435,147	165,945	269,202	12.4%	12.1%	694,980	526,895	183,873	343,022	8,412		334,610	Fee Simple
Loan	33	183 Eldert						7.1%	7.1%	230,640	223,721	31,426	192,295	1,500		190,795	Fee Simple

A-1-5

CD 2019-CD8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Ground Lease			Lease			Lease			Lease
Loan	ID	Property Name(2)	Extension Terms(19)	Largest Tenant(21)(22)(23)	SF	Expiration	2nd Largest Tenant(20)(21)(23)	SF	Expiration	3rd Largest Tenant(20)(21)(22)(23)	SF	Expiration
Loan	1	888 Figueroa		NBC Operating (TJX Companies)	98,467	12/31/2031	State of CA	49,180	11/30/2024	GSA	42,610	10/31/2029
Loan	2	Woodlands Mall(31)(32)(33)		Forever 21	85,150	06/30/2025	Dick’s Sporting Goods	83,075	01/31/2027	Barnes & Noble Bookseller	30,471	01/31/2020
Loan	3	Hilton Penn’s Landing	1 24-year extension option, 1 21-year, 7 month extension opton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	Uline Arena(33)		Recreational Equipment, Inc.	51,159	02/29/2032	RGN National Business Center	43,680	10/31/2033	Pact, Inc.	39,137	04/30/2035
Loan	5	171 N Aberdeen		Medici	63,815	09/30/2028	Industrious	41,612	12/31/2027	Northwestern Memorial Hospital	5,995	06/30/2029
Loan	6	Lakewood Square		Hobby Lobby	48,857	07/31/2022	Michaels Stores, Inc.	20,800	07/31/2022	Cost Plus	20,032	01/31/2023
Loan	7	505 Fulton Street		Nordstrom Rack	40,523	04/30/2024	H&M	29,600	01/31/2029	Old Navy	22,477	06/30/2025
Loan	8	Pharr Town Center		Academy	71,821	03/31/2031	Cinemark	63,504	12/31/2028	Main Event	58,000	08/31/2029
Loan	9	Wind Creek Leased Fee		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	Moffett Towers II - Buildings 3 & 4(31)(32)		Facebook, Inc.	701,266	05/31/2034	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	The Citizen Hotel Sacramento(31)(34)		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	Crescent Club(32)		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	13	Victory Plaza(33)		Vallarta Supermarket	31,117	11/30/2033	LA Fitness	28,830	12/31/2025	Petco	15,000	01/31/2028
Loan	14	Boca Raton Design Center		Broadbandone Inc.	32,850	01/31/2021	Twisters	14,750	05/31/2020	Kabafusion	7,000	12/31/2019
Loan	15	Liberty MA Portfolio
Property	15.01	10-14 New Bond		Central MA Spec. Ed	118,068	08/31/2027	A. Schulman, Inc.	73,859	09/30/2020	Reed Machinery, Inc	25,242	12/31/2021
Property	15.02	151 West Boylston		Commonwealth of Mass (DCF East)	24,268	08/03/2024	Commonwealth of Mass (Lottery)	17,400	01/22/2021	U.S Government (USDA Asian Beetle)	8,702	08/31/2019
Property	15.03	8 New Bond		Commonwealth of MA (DEP)	32,524	11/16/2024	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	1440 N Dayton		Ann & Robert H. Lurie Children’s Hospital of Chicago	41,696	05/31/2031	Fusion Learning, Inc.	10,248	10/31/2027	Nth Degree Fitness	3,368	08/31/2024
Loan	17	63 Spring Street		L’Occitane	800	01/31/2029	Brodo	300	03/31/2030	Baked by Melissa (Window)	40	08/31/2027
Loan	18	Visions Hotel Portfolio II
Property	18.01	Courtyard Horseheads		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.02	Home2 Suites Oswego		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.03	Holiday Inn & Suites Rochester Marketplace	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.04	Hampton Inn Corning Painted Post		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.05	Home2 Suites Rochester Henrietta	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.06	Holiday Inn Express Olean		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.07	Fairfield Inn Watertown		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.08	Holiday Inn Express Canandaigua		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.09	Candlewood Suites Watertown		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.10	Candlewood Suites Sayre	Yes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	Hilton Garden Inn Sugarland		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	Timlin Portfolio(33)
Property	20.01	Timlin Portfolio - Industrial		Dal-Tile Corporation	21,744	06/30/2021	World Stone Group	17,250	05/31/2023	Suburban Motors	13,633	03/31/2020
Property	20.02	Timlin Portfolio - Medical Office		Krystyna Ejsmont, Inc.	3,750	02/28/2025	Cari M. Zupko, DDS, MS, PLLC	2,900	06/30/2022	Body of Learning	2,455	04/30/2024
Property	20.03	Timlin Portfolio - Retail		Vitamin Shoppe	4,672	10/31/2022	Aspen + Grey	2,080	05/31/2024	Batteries Plus	1,899	10/31/2023
Loan	21	The Real Real		The Real Real	29,690	06/30/2027	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	Heritage & Villa Apartments
Property	22.01	Heritage Place Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	22.02	Villa Glen Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	Cypress Corporate Plaza		Exemplis, LLC	22,889	01/31/2024	Rockwell Automation	17,622	11/22/2023	Bowermaster and Associates Insurance Agency, Inc	10,718	03/31/2022
Loan	24	Bountiful Plaza		Savers (Subleased to DownEast)	25,633	05/31/2024	Planet Fitness	18,472	05/31/2024	Carl’s JR	5,049	12/31/2027
Loan	25	Holiday Inn Express - Bluffton(33)		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Walmart Palm Desert		Walmart	45,648	02/19/2027	NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	Surfside Storage		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Crown on 7th		The Smelly Dog	4,936	10/31/2028	Wildflower Bread Company	4,111	07/31/2027	Phoenix Ale Brewery Central Kitchen	3,617	01/31/2026
Loan	29	Compass Self Storage Largo		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	Floresta		MMC Inc	19,870	03/31/2022	All American Finishing	18,265	08/14/2019	Vegas VIP, LLC	15,000	03/31/2020
Loan	31	Giardino aPodments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	Landmark Self Storage		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	183 Eldert		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-6

CD 2019-CD8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

											Upfront
					Lease			Lease		Occupancy	Replacement
Loan	ID	Property Name(2)	4th Largest Tenant(21)(23)	SF	Expiration	5th Largest Tenant(20)(21)(23)	SF	Expiration	Occupancy	As-of Date	Reserves($)(25)
Loan	1	888 Figueroa	Englekirk Structural Engineers	19,516	03/31/2029	First Republic Bank	15,093	09/30/2027	84.8%	07/23/2019
Loan	2	Woodlands Mall(31)(32)(33)	Woodlands Financial Group	22,359	03/31/2027	Macy’s Children’s	17,161	01/31/2022	95.8%	05/28/2019
Loan	3	Hilton Penn’s Landing	NAP	NAP	NAP	NAP	NAP	NAP	86.8%	05/31/2019
Loan	4	Uline Arena(33)	Davis Memorial Goodwill	23,968	07/31/2035	Antunovich Associates	10,353	09/30/2029	92.1%	07/26/2019
Loan	5	171 N Aberdeen	Dream Town Shoes	3,546	07/31/2024	Capriotti’s Sandwich Shop	2,115	08/31/2027	100.0%	06/19/2019
Loan	6	Lakewood Square	CVS Pharmacy, Inc.	14,000	07/31/2021	CEC Entertainment, Inc.	12,185	02/05/2024	100.0%	03/31/2019
Loan	7	505 Fulton Street	TJ Maxx	21,609	04/30/2024	NAP	NAP	NAP	100.0%	07/01/2019
Loan	8	Pharr Town Center	Ross Dress for Less	28,000	01/31/2028	Buy Buy Baby	25,056	01/31/2028	97.3%	06/25/2019
Loan	9	Wind Creek Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	Moffett Towers II - Buildings 3 & 4(31)(32)	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/06/2019
Loan	11	The Citizen Hotel Sacramento(31)(34)	NAP	NAP	NAP	NAP	NAP	NAP	84.7%	05/31/2019
Loan	12	Crescent Club(32)	NAP	NAP	NAP	NAP	NAP	NAP	96.2%	06/24/2019	100,000
Loan	13	Victory Plaza(33)	CVS Pharmacy	13,478	10/21/2022	US Renal Care	12,199	12/31/2029	100.0%	07/22/2019
Loan	14	Boca Raton Design Center	MDG Advertising Inc.	5,950	08/31/2019	Merle Wood Associates	5,800	04/30/2020	95.9%	07/19/2019
Loan	15	Liberty MA Portfolio							86.1%	06/20/2019	100,000
Property	15.01	10-14 New Bond	United Rentals	10,150	02/28/2027	NAP	NAP	NAP	81.9%	06/20/2019
Property	15.02	151 West Boylston	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/20/2019
Property	15.03	8 New Bond	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/20/2019
Loan	16	1440 N Dayton	Codeverse	2,914	12/31/2026	NAP	NAP	NAP	88.7%	06/28/2019
Loan	17	63 Spring Street	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/01/2019
Loan	18	Visions Hotel Portfolio II							64.1%	03/31/2019
Property	18.01	Courtyard Horseheads	NAP	NAP	NAP	NAP	NAP	NAP	55.7%	03/31/2019
Property	18.02	Home2 Suites Oswego	NAP	NAP	NAP	NAP	NAP	NAP	61.5%	03/31/2019
Property	18.03	Holiday Inn & Suites Rochester Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	62.2%	03/31/2019
Property	18.04	Hampton Inn Corning Painted Post	NAP	NAP	NAP	NAP	NAP	NAP	49.7%	03/31/2019
Property	18.05	Home2 Suites Rochester Henrietta	NAP	NAP	NAP	NAP	NAP	NAP	78.3%	03/31/2019
Property	18.06	Holiday Inn Express Olean	NAP	NAP	NAP	NAP	NAP	NAP	68.5%	03/31/2019
Property	18.07	Fairfield Inn Watertown	NAP	NAP	NAP	NAP	NAP	NAP	65.7%	03/31/2019
Property	18.08	Holiday Inn Express Canandaigua	NAP	NAP	NAP	NAP	NAP	NAP	61.8%	03/31/2019
Property	18.09	Candlewood Suites Watertown	NAP	NAP	NAP	NAP	NAP	NAP	68.9%	03/31/2019
Property	18.10	Candlewood Suites Sayre	NAP	NAP	NAP	NAP	NAP	NAP	69.5%	03/31/2019
Loan	19	Hilton Garden Inn Sugarland	NAP	NAP	NAP	NAP	NAP	NAP	66.2%	05/31/2019
Loan	20	Timlin Portfolio(33)							98.5%	06/01/2019	228,234
Property	20.01	Timlin Portfolio - Industrial	NorthStar Sourcing	13,633	04/30/2024	Global Alliance	12,657	06/30/2024	100.0%	06/01/2019
Property	20.02	Timlin Portfolio - Medical Office	Beverly Hills Group Therapy	2,250	08/31/2026	Paul Darmon, DDS, PC	2,000	06/30/2024	90.0%	06/01/2019
Property	20.03	Timlin Portfolio - Retail	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2019
Loan	21	The Real Real	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/06/2019
Loan	22	Heritage & Villa Apartments							97.5%	05/31/2019
Property	22.01	Heritage Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	96.9%	05/31/2019
Property	22.02	Villa Glen Apartments	NAP	NAP	NAP	NAP	NAP	NAP	98.3%	05/31/2019
Loan	23	Cypress Corporate Plaza	Tad PGS, Inc dba Adecco	5,367	09/30/2024	Reid Group Enterprises, Inc dba Twentytwenty Insurance Services	5,037	05/31/2023	96.0%	04/30/2019
Loan	24	Bountiful Plaza	Corner Bakery	3,850	07/31/2024	Brain Balance Achievement Centers	3,562	12/31/2022	92.8%	05/31/2019
Loan	25	Holiday Inn Express - Bluffton(33)	NAP	NAP	NAP	NAP	NAP	NAP	71.3%	05/31/2019
Loan	26	Walmart Palm Desert	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/01/2019
Loan	27	Surfside Storage	NAP	NAP	NAP	NAP	NAP	NAP	98.3%	06/30/2019
Loan	28	Crown on 7th	Pubblico Italian Eatery	2,647	11/30/2027	The Womack	2,155	10/31/2026	100.0%	06/10/2019
Loan	29	Compass Self Storage Largo	NAP	NAP	NAP	NAP	NAP	NAP	89.1%	04/17/2019
Loan	30	Floresta	M-Core Construction	14,930	09/30/2020	All Convention Services, Inc.	10,000	02/28/2022	97.5%	06/26/2019
Loan	31	Giardino aPodments	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/30/2019
Loan	32	Landmark Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	80.1%	06/10/2019
Loan	33	183 Eldert	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/24/2019	7,500

A-1-7

CD 2019-CD8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly
			Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance
Loan	ID	Property Name(2)	Reserves ($)(26)(27)(28)	Reserves ($)(25)	Reserves ($)(26)(28)	Reserves ($)(25)	Reserves ($)(26)	Reserves($)(25)	Reserves ($)(26)
Loan	1	888 Figueroa	5,050	1,645,592	17,055	314,024	78,506		Springing
Loan	2	Woodlands Mall(31)(32)(33)	Springing		Springing		Springing		Springing
Loan	3	Hilton Penn’s Landing	Greatest of (i) four percent (4.0%) of the projected Gross Revenue for the Property for the prior month as set forth in the most recent Approved Annual Budget, (ii) the then-current amount required by the Management Agreement and (iii) the then-current amount required by the Franchise Agreement for Approved Capital Expenditures and the repair and replacement of the FF&E			545,572	77,939	28,176	4,025
Loan	4	Uline Arena(33)	2,070		20,698	1,215,000	202,500		Springing
Loan	5	171 N Aberdeen	500	705,700	1,000	83,596	13,933	48,192	5,355
Loan	6	Lakewood Square	3,438		15,629	157,467	39,367		Springing
Loan	7	505 Fulton Street	1,428			77,234	38,617		Springing
Loan	8	Pharr Town Center	4,378	101,284	18,242		Springing	37,602	Springing
Loan	9	Wind Creek Leased Fee	Springing				Springing		Springing
Loan	10	Moffett Towers II - Buildings 3 & 4(31)(32)	Springing	23,165,933		525,523	87,587		Springing
Loan	11	The Citizen Hotel Sacramento(31)(34)	Greatest of (i) the deposit required by Franchisor on account of FF&E under the Franchise Agreement, (ii) 1/12th of 4% of the gross income for the Property during the immediately preceding calendar year, and (iii) 1/12th of 4% of the gross income for the Property in the projected budget for the immediately succeeding year			131,970	26,394	98,383	6,887
Loan	12	Crescent Club(32)	Springing			10,500	5,250	27,181	5,256
Loan	13	Victory Plaza(33)	1,932	1,164,688	8,523	82,970	21,530		Springing
Loan	14	Boca Raton Design Center	3,183		3,326	67,050	33,525	110,838	12,758
Loan	15	Liberty MA Portfolio	Springing	500,000	22,529	50,850	50,850	100,000
Property	15.01	10-14 New Bond
Property	15.02	151 West Boylston
Property	15.03	8 New Bond
Loan	16	1440 N Dayton	1,367	796,516	5,471	9,863	9,863	21,091	2,109
Loan	17	63 Spring Street	109		96	5,971	5,971	6,074	1,026
Loan	18	Visions Hotel Portfolio II	1/12th of 2% of the monthly Total Gross Revenues			950,268	112,167	83,002	27,620
Property	18.01	Courtyard Horseheads
Property	18.02	Home2 Suites Oswego
Property	18.03	Holiday Inn & Suites Rochester Marketplace
Property	18.04	Hampton Inn Corning Painted Post
Property	18.05	Home2 Suites Rochester Henrietta
Property	18.06	Holiday Inn Express Olean
Property	18.07	Fairfield Inn Watertown
Property	18.08	Holiday Inn Express Canandaigua
Property	18.09	Candlewood Suites Watertown
Property	18.10	Candlewood Suites Sayre
Loan	19	Hilton Garden Inn Sugarland	1/12th of 4% of the monthly Total Gross Revenues				51,049	19,132	9,566
Loan	20	Timlin Portfolio(33)	4,943	100,000	8,333	150,000	Springing	16,180	5,393
Property	20.01	Timlin Portfolio - Industrial
Property	20.02	Timlin Portfolio - Medical Office
Property	20.03	Timlin Portfolio - Retail
Loan	21	The Real Real	399	742,250	3,711	30,501	7,625	1,890	1,890
Loan	22	Heritage & Villa Apartments	5,419			97,736	12,217	70,083	7,008
Property	22.01	Heritage Place Apartments
Property	22.02	Villa Glen Apartments
Loan	23	Cypress Corporate Plaza	2,281	229,529	10,690	59,345	14,836	2,576	1,288
Loan	24	Bountiful Plaza	1,310	223,437	5,679	40,947	6,825		Springing
Loan	25	Holiday Inn Express - Bluffton(33)	Springing			79,870	11,410	22,494	4,499
Loan	26	Walmart Palm Desert	532		950		Springing		Springing
Loan	27	Surfside Storage	679			23,007	2,556	5,915	1,972
Loan	28	Crown on 7th	339	105,100	2,123	88,421	9,825	1,305	1,305
Loan	29	Compass Self Storage Largo	761			64,510	7,168		Springing
Loan	30	Floresta	3,158		2,500	59,004	4,917	27,324	2,732
Loan	31	Giardino aPodments	775			7,083	1,417		Springing
Loan	32	Landmark Self Storage	701			1,744	1,744	5,795	828
Loan	33	183 Eldert	Springing			1,500	750	2,668	334

A-1-8

CD 2019-CD8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Upfront	Monthly	Other	Environmental
			Engineering	Other	Other	Reserves	Report	Engineering
Loan	ID	Property Name(2)	Reserve($)(25)	Reserves ($)(25)	Reserves ($)(26)(27)	Description	Date(29)(30)	Report Date	PML/SEL (%)
Loan	1	888 Figueroa		6,912,549		Free Rent Reserve ($312,549); Earnout Reserve ($6,600,000)	04/23/2019	04/23/2019	13.0%; 14.0%
Loan	2	Woodlands Mall(31)(32)(33)		2,174,886	Springing	Tenant Improvement Reserve ($2,174,886); Major Anchor Sweep Reserve Funds (Monthly Springing: Excess Cash Flow)	05/03/2019	04/28/2019	NAP
Loan	3	Hilton Penn’s Landing		51,250	483,334	Ground Rent Funds (Upfront: $51,250, Monthly Springing: $17,083); Seasonal Working Capital Reserve ($483,334 September-November); PIP Reserve (Monthly Springing: Excess Cash Flow)	06/13/2019	06/13/2019	NAP
Loan	4	Uline Arena(33)		22,995,169	Springing	Major Tenant Cash Trap Reserve (Monthly Springing: Excess Cash Flow); Free Rent Reserve ($3,300,274); PACT Gap Rent Reserve ($1,533,592); Why Hotel Gap Rent Reserve ($56,708); PACT Additional Gap Rent Reserve (Upfront: $191,699, Monthly: Springing); PACT Free Rent Reserve ($4,156,468); PACT Mezzanine Space Reserve ($1,000,000); PACT Post-Delivery Work Item Reserve ($225,000); Occupancy Reserve ($3,800,000); Why Hotel Free Rent Reserve ($86,497); Why Hotel Landlord Work Reserve ($415,183); Initial TI/LC ($8,229,748)	07/24/2019	07/24/2019	NAP
Loan	5	171 N Aberdeen		3,837,929		Free Rent ($537,929) Cash Collateral ($3,300,000)	10/19/2018	10/17/2018	NAP
Loan	6	Lakewood Square		45,000	Springing	Approved Leasing Expenses Reserve ($45,000); Lease Sweep Funds (Monthly Springing: Excess Cash Flow)	05/14/2019	05/15/2019	12.00%
Loan	7	505 Fulton Street			Springing	Condominium Common Charge Funds (Monthly: Springing)	06/25/2019	06/25/2019	NAP
Loan	8	Pharr Town Center			Springing	Cinemark Tenant Sweep Account Funds (Monthly Springing: Excess Cash Flow)	06/03/2019	06/03/2019	NAP
Loan	9	Wind Creek Leased Fee		1,365,880		Debt Service Reserve (Upfront: $1,365,879.90); Lease Sweep Funds (Monthly Springing: Excess Cash Flow)	07/17/2019	NAP	NAP
Loan	10	Moffett Towers II - Buildings 3 & 4(31)(32)		16,127,329	Springing	Rent Concession Reseve (Upfront: 16,127,329); Debt Service Reserve Funds (Monthly: Springing); Lease Sweep Funds (Monthly Springing: Excess Cash Flow)	05/13/2019	05/09/2019	3.00%
Loan	11	The Citizen Hotel Sacramento(31)(34)	24,375	6,147,912		PIP Reserve	06/28/2019	06/28/2019	16.00%
Loan	12	Crescent Club(32)	55,770				07/10/2019	07/09/2019	NAP
Loan	13	Victory Plaza(33)			Springing	Vallarta Trigger Reserve (Springing)	10/22/2018	10/22/2018	9.00%
Loan	14	Boca Raton Design Center					11/06/2018	11/06/2018	NAP
Loan	15	Liberty MA Portfolio	64,125		Springing	A. Shulman Reserve (Monthly Springing: Excess Cash Flow); Central MA Special Ed. Reserve (Monthly Springing: Excess Cash Flow)	07/11/2019	07/29/2019	NAP
Property	15.01	10-14 New Bond					07/11/2019	07/29/2019	NAP
Property	15.02	151 West Boylston					07/11/2019	07/29/2019	NAP
Property	15.03	8 New Bond					07/11/2019	07/29/2019	NAP
Loan	16	1440 N Dayton		162,792		Free Rent Holdback ($62,792); ADA Compliance Escrow ($100,000)	06/24/2019	10/12/2018	NAP
Loan	17	63 Spring Street	14,375		Springing	L’Occitane Reserve (Springing)	04/12/2019	04/12/2019	NAP
Loan	18	Visions Hotel Portfolio II		1,939,245	Springing	PIP Reserve ($1,900,000); Ground Rent Reserve (Upfront: $39,245, Monthly: Springing)	Various	05/01/2019	NAP
Property	18.01	Courtyard Horseheads					05/01/2019	05/01/2019	NAP
Property	18.02	Home2 Suites Oswego					05/01/2019	05/01/2019	NAP
Property	18.03	Holiday Inn & Suites Rochester Marketplace					05/01/2019	05/01/2019	NAP
Property	18.04	Hampton Inn Corning Painted Post					05/01/2019	05/01/2019	NAP
Property	18.05	Home2 Suites Rochester Henrietta					05/10/2019	05/01/2019	NAP
Property	18.06	Holiday Inn Express Olean					05/10/2019	05/01/2019	NAP
Property	18.07	Fairfield Inn Watertown					05/01/2019	05/01/2019	NAP
Property	18.08	Holiday Inn Express Canandaigua					05/02/2019	05/01/2019	NAP
Property	18.09	Candlewood Suites Watertown					05/01/2019	05/01/2019	NAP
Property	18.10	Candlewood Suites Sayre					05/01/2019	05/01/2019	NAP
Loan	19	Hilton Garden Inn Sugarland		5,264,750		PIP Reserve (Springing)	11/07/2018	11/07/2018	NAP
Loan	20	Timlin Portfolio(33)	71,766	47,646		Unfunded Obligations Reserve	Various	Various	NAP
Property	20.01	Timlin Portfolio - Industrial					06/07/2019	06/07/2019	NAP
Property	20.02	Timlin Portfolio - Medical Office					06/07/2019	06/07/2019	NAP
Property	20.03	Timlin Portfolio - Retail					06/10/2019	06/06/2019	NAP
Loan	21	The Real Real		400,652	11,147	Free Rent Reserve (Upfront: $400,652; Monthly: $11,147); Lease Sweep Funds (Monthly Springing: Excess Cash Flow)	06/13/2019	06/14/2019	14.00%
Loan	22	Heritage & Villa Apartments	90,638				Various	07/24/2019	NAP
Property	22.01	Heritage Place Apartments					06/13/2019	07/24/2019	NAP
Property	22.02	Villa Glen Apartments					06/12/2019	07/24/2019	NAP
Loan	23	Cypress Corporate Plaza	53,020		Springing	Lease Sweep Funds (Monthly Springing: Excess Cash Flow)	05/17/2019	05/17/2019	14.00%
Loan	24	Bountiful Plaza			Springing	Junior Anchor Lease First Renewal Reserve (Springing); Junior Anchor Lease Second Renewal Reserve (Springing)	03/13/2019	01/17/2019	8.00%
Loan	25	Holiday Inn Express - Bluffton(33)	22,563	2,865,776		PIP Reserve	06/18/2019	06/18/2019	NAP
Loan	26	Walmart Palm Desert					10/11/2018	10/11/2018	13.00%
Loan	27	Surfside Storage					05/16/2019	05/16/2019	NAP
Loan	28	Crown on 7th		4,362		Free Rent Reserve	06/12/2019	06/12/2019	NAP
Loan	29	Compass Self Storage Largo					04/12/2019	04/10/2019	NAP
Loan	30	Floresta	46,191	4,533		Code Violations Reserve	04/24/2019	04/24/2019	NAP
Loan	31	Giardino aPodments					06/21/2019	06/21/2019	8.00%
Loan	32	Landmark Self Storage					06/24/2019	06/24/2019	NAP
Loan	33	183 Eldert	1,800				06/18/2019	07/23/2019	NAP

A-1-9

CD 2019-CD8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Franchise
			Expiration	Loan
Loan	ID	Property Name(2)	Date	Purpose	Sponsor(24)	Guarantor	Previous Securitization	Non-Trust Pari Passu Original Balance
Loan	1	888 Figueroa	NAP	Refinance	David Taban	David Taban	NAP	40,000,000
Loan	2	Woodlands Mall(31)(32)(33)	NAP	Refinance	Brookfield Property REIT Inc.; Brookfield Property Partners L.P.; Brookfield Asset Management Inc.	BPR OP, LP (F/K/A GGP Operating Partnership, LP)	NAP	177,600,000
Loan	3	Hilton Penn’s Landing	02/28/2035	Refinance	Daniel J. Keating, III	Daniel J. Keating, III	NAP
Loan	4	Uline Arena(33)	NAP	Refinance	Norman Jemal	Norman Jemal	NAP	78,000,000
Loan	5	171 N Aberdeen	NAP	Refinance	Michael Golden; Thaddeus Wong	Michael Golden; Thaddeus Wong	NAP
Loan	6	Lakewood Square	NAP	Refinance	D. John Miller; Lindsay Parton; Eric Sahn	D. John Miller; Lindsay Parton; Eric Sahn	NAP
Loan	7	505 Fulton Street	NAP	Refinance	Albert Laboz; Jason Laboz; Joseph Jody Laboz	Albert Laboz; Jason Laboz; Joseph Jody Laboz	NAP	45,000,000
Loan	8	Pharr Town Center	NAP	Refinance	Herbert L. Levine	Herbert L. Levine	NAP	30,000,000
Loan	9	Wind Creek Leased Fee	NAP	Recapitalization	Jeffery Gural; Barry Gosin; James Kuhn; Michael Perrucci; Richard Fischbein	Jeffery Gural; Barry Gosin; James Kuhn; Michael Perrucci; Richard Fischbein	NAP	106,600,000
Loan	10	Moffett Towers II - Buildings 3 & 4(31)(32)	NAP	Refinance	The Jay Paul Company	Paul Guarantor LLC	NAP	315,550,000
Loan	11	The Citizen Hotel Sacramento(31)(34)	09/01/2040	Acquisition	Joao Woiler; Pedro Miranda	Joao Woiler; Pedro Miranda	NAP
Loan	12	Crescent Club(32)	NAP	Refinance	Leah Weiss; SW Trust	Leah Weiss; SW Trust	NAP
Loan	13	Victory Plaza(33)	NAP	Refinance	Steven Usdan; Helena Usdan; CCA Acquisition Company, LLC	Steven Usdan; Helena Usdan; CCA Acquisition Company, LLC	NAP
Loan	14	Boca Raton Design Center	NAP	Refinance	Timothy R. Lewis	Timothy R. Lewis	DBUBS 2011-LC2A
Loan	15	Liberty MA Portfolio		Refinance	Andrew M. Cable; Cabfam LLC	Andrew M. Cable; Cabfam LLC	NAP	15,500,000
Property	15.01	10-14 New Bond	NAP
Property	15.02	151 West Boylston	NAP
Property	15.03	8 New Bond	NAP
Loan	16	1440 N Dayton	NAP	Refinance	Sarah M. Potter; Thomas Melk	Sarah M. Potter; Thomas Melk	NAP
Loan	17	63 Spring Street	NAP	Refinance	Jack Terzi	Jack Terzi	NAP
Loan	18	Visions Hotel Portfolio II		Refinance	Arun Patel; Hemant Patel	Arun Patel; Hemant Patel	MSC 2019-H7	45,200,000
Property	18.01	Courtyard Horseheads	04/01/2036
Property	18.02	Home2 Suites Oswego	06/01/2037
Property	18.03	Holiday Inn & Suites Rochester Marketplace	12/21/2031
Property	18.04	Hampton Inn Corning Painted Post	11/30/2033
Property	18.05	Home2 Suites Rochester Henrietta	02/28/2034
Property	18.06	Holiday Inn Express Olean	08/12/2030
Property	18.07	Fairfield Inn Watertown	08/31/2034
Property	18.08	Holiday Inn Express Canandaigua	01/25/2022
Property	18.09	Candlewood Suites Watertown	06/30/2034
Property	18.10	Candlewood Suites Sayre	12/28/2021
Loan	19	Hilton Garden Inn Sugarland	12/31/2033	Acquisition	Tom Huang; Yongjian (Eugene) Ning; Ruoxu (Scott) Hu	Tom Huang; Yongjian (Eugene) Ning; Ruoxu (Scott) Hu	NAP
Loan	20	Timlin Portfolio(33)		Acquisition	Patrick Timlin	Patrick Timlin	NAP
Property	20.01	Timlin Portfolio - Industrial	NAP
Property	20.02	Timlin Portfolio - Medical Office	NAP
Property	20.03	Timlin Portfolio - Retail	NAP
Loan	21	The Real Real	NAP	Refinance	Mark Borman; Jeffrey Michael Weller; Mory Barak	Mark Borman; Jeffrey Michael Weller; Mory Barak	NAP
Loan	22	Heritage & Villa Apartments		Refinance	Heyme Bleier	Heyme Bleier	NAP
Property	22.01	Heritage Place Apartments	NAP
Property	22.02	Villa Glen Apartments	NAP
Loan	23	Cypress Corporate Plaza	NAP	Acquisition	Bryan S. Kang; Kyung Sup Choi	Bryan S. Kang; Kyung Sup Choi	NAP
Loan	24	Bountiful Plaza	NAP	Recapitalization	Steven Usdan; Helena Usdan; CCA Acquisition Company, LLC; Duane Moss	Steven Usdan; Helena Usdan; CCA Acquisition Company, LLC; Duane Moss	NAP
Loan	25	Holiday Inn Express - Bluffton(33)	07/03/2034	Refinance	Rakesh Chauhan; Manoj Chauhan; Andy Chopra	Rakesh Chauhan; Manoj Chauhan; Andy Chopra	CGCMT 2014-GC23
Loan	26	Walmart Palm Desert	NAP	Acquisition	Shayle Fox	Shayle Fox	NAP
Loan	27	Surfside Storage	NAP	Acquisition	Jacob Ramage	Jacob Ramage	NAP
Loan	28	Crown on 7th	NAP	Refinance	Niels Kreipke; Daniel W. Gosnell	Niels Kreipke; Daniel W. Gosnell	NAP
Loan	29	Compass Self Storage Largo	NAP	Acquisition	Robert J. Amsdell; Barry L. Amsdell	Robert J. Amsdell; Barry L. Amsdell	NAP
Loan	30	Floresta	NAP	Recapitalization	Robert A. Davidsohn; Luis Davidsohn	Robert A. Davidsohn; Luis Davidsohn	NAP
Loan	31	Giardino aPodments	NAP	Refinance	John Keister; Gary Mulhair; Sandra Mulhair; Dirk Mulhair	John Keister; Gary Mulhair; Sandra Mulhair; Dirk Mulhair	NAP
Loan	32	Landmark Self Storage	NAP	Refinance	Mark A. Robinson; Terrence L. Wilson	Mark A. Robinson; Terrence L. Wilson	NAP
Loan	33	183 Eldert	NAP	Refinance	Pinchas Halperin; Avrohom N. Neiman	Pinchas Halperin; Avrohom N. Neiman	NAP

A-1-10

CD 2019-CD8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Existing		Future Debt
					Additional Sub Debt		Permitted
Loan	ID	Property Name(2)	Non-Trust Pari Passu Cut-off Date Balance	Non-Trust Pari Passu Balloon Balance	Amount	Existing Additional Sub Debt Description(31)(32)(34)	Type(33)
Loan	1	888 Figueroa	40,000,000	40,000,000		None	NAP
Loan	2	Woodlands Mall(31)(32)(33)	177,600,000	177,600,000	217,400,000	$177,400,000 B Note; $40,000,000 Mezzanine	Mezzanine
Loan	3	Hilton Penn’s Landing				None	NAP
Loan	4	Uline Arena(33)	78,000,000	78,000,000		None	Mezzanine
Loan	5	171 N Aberdeen				None	NAP
Loan	6	Lakewood Square				None	NAP
Loan	7	505 Fulton Street	45,000,000	45,000,000		None	NAP
Loan	8	Pharr Town Center	30,000,000	26,231,446		None	NAP
Loan	9	Wind Creek Leased Fee	106,600,000	91,258,770		None	NAP
Loan	10	Moffett Towers II - Buildings 3 & 4(31)(32)	315,550,000	315,550,000	240,000,000	$155,000,000 B Note; $85,000,000 Mezzanine	NAP
Loan	11	The Citizen Hotel Sacramento(31)(34)			11,950,000	$6,000,000 B Note; $5,950,000 Subordinate RASA Loan	NAP
Loan	12	Crescent Club(32)			34,000,000	Mezzanine	NAP
Loan	13	Victory Plaza(33)				None	Mezzanine
Loan	14	Boca Raton Design Center				None	NAP
Loan	15	Liberty MA Portfolio	15,500,000	11,290,777		None	NAP
Property	15.01	10-14 New Bond
Property	15.02	151 West Boylston
Property	15.03	8 New Bond
Loan	16	1440 N Dayton				None	NAP
Loan	17	63 Spring Street				None	NAP
Loan	18	Visions Hotel Portfolio II	45,146,730	36,613,777		None	NAP
Property	18.01	Courtyard Horseheads
Property	18.02	Home2 Suites Oswego
Property	18.03	Holiday Inn & Suites Rochester Marketplace
Property	18.04	Hampton Inn Corning Painted Post
Property	18.05	Home2 Suites Rochester Henrietta
Property	18.06	Holiday Inn Express Olean
Property	18.07	Fairfield Inn Watertown
Property	18.08	Holiday Inn Express Canandaigua
Property	18.09	Candlewood Suites Watertown
Property	18.10	Candlewood Suites Sayre
Loan	19	Hilton Garden Inn Sugarland				None	NAP
Loan	20	Timlin Portfolio(33)				None	Mezzanine
Property	20.01	Timlin Portfolio - Industrial
Property	20.02	Timlin Portfolio - Medical Office
Property	20.03	Timlin Portfolio - Retail
Loan	21	The Real Real				None	NAP
Loan	22	Heritage & Villa Apartments				None	NAP
Property	22.01	Heritage Place Apartments
Property	22.02	Villa Glen Apartments
Loan	23	Cypress Corporate Plaza				None	NAP
Loan	24	Bountiful Plaza				None	NAP
Loan	25	Holiday Inn Express - Bluffton(33)				None	Mezzanine
Loan	26	Walmart Palm Desert				None	NAP
Loan	27	Surfside Storage				None	NAP
Loan	28	Crown on 7th				None	NAP
Loan	29	Compass Self Storage Largo				None	NAP
Loan	30	Floresta				None	NAP
Loan	31	Giardino aPodments				None	NAP
Loan	32	Landmark Self Storage				None	NAP
Loan	33	183 Eldert				None	NAP

A-1-11

FOOTNOTES TO ANNEX A-1

(1)	GACC—German American Capital Corporation or one of its affiliates; CCRE—Cantor Commercial Real Estate Lending, L.P.; CREFI—Citi Real Estate Funding Inc; MPCC— MUFG Principal Commercial Capital, or one of its affiliates.

Loan No. 4 – Uline Arena— CCRE and Natixis Real Estate Capital LLC co-originated the Whole Loan. CCRE is contributing $42.0 million of the Uline Arena Mortgage Loan to CD 2019-CD8.

Loan No. 9 – Wind Creek Leased Fee—CCRE originated the Whole Loan, and is expected to sell a portion of its interest in the Whole Loan to DBR Investments Co. Limited (“DBRI”) DBRI is expected to subsequently sell its interest in the Whole Loan to its affiliate, GACC. CCRE is contributing $30.0 million and GACC is contributing $10.0 million of the Wind Creek Leased Fee Mortgage Loan to CD 2019-CD8.

Loan No. 10 – Moffett Towers II – Buildings 3 & 4 – Barclays Capital Real Estate Inc., Goldman Sachs Bank USA and Deutsche Bank AG, acting through its New York branch (“DBNY”) co-originated the Whole Loan. DBNY subsequently sold its interest in the Whole Loan to its affiliate, GACC. GACC is contributing $34,450,000 of the Moffett Towers II – Buildings 3 & 4 Mortgage Loan to CD 2019-CD8.

Loan No. 18 –Visions Hotel Portfolio II – The loan is part of a whole loan that was originated by Starwood Mortgage Capital LLC, a portion of which was subsequently acquired by CCRE.

(2)	With respect to the pari passu loans referenced below, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the mezzanine debt and, in the case of any loans structured with A/B Notes, the secured subordinate debt. For additional information see “Description of the Mortgage Pool – The Whole Loans – General – Whole Loan Control Notes and Non-Control Notes” in this Preliminary Prospectus.

● Loan No. 1 – 888 Figueroa

● Loan No. 2 – Woodlands Mall

● Loan No. 4 – Uline Arena

● Loan No. 7 – 505 Fulton Street

● Loan No. 8 – Pharr Town Center

● Loan No. 9 – Wind Creek Leased Fee

● Loan No. 10 – Moffett Towers II – Buildings 3 & 4

● Loan No. 11 – The Citizen Hotel Sacramento

● Loan No. 15 – Liberty MA Portfolio

● Loan No. 18 – Visions Hotel Portfolio II

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut-off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

● Loan No. 15 – Liberty MA Portfolio

● Loan No. 18 – Visions Hotel Portfolio II

● Loan No. 20 - Timlin Portfolio

● Loan No. 22 – Heritage & Villa Apartments

A-1-12

With respect to Loan No. 20 – Timlin Portfolio - Industrial, the allocated loan amounts are set forth below (and in some cases individual appraised values were not obtained, as indicated below):

Property Name	Address	Appraised Value ($)	Allocated Loan Amount
600 Oliver property	598-600 Oliver Street, Troy, Michigan	(1)	$777,500
1415 Combermere property	1411-1415 Combermere Street, Troy, Michigan	(2)	$600,500
1441 Combermere property	1441 Combermere Street, Troy, Michigan	(2)	$560,000
1465 Combermere property	1463-1465 Combermere Street, Troy, Michigan	(2)	$712,000
Wayne property	12830-12852 Wayne Road, Livonia, Michigan	$890,000	$700,000
23460 Industrial property	23460 Industrial Park Road Farmington Hills, Michigan	$730,000	$512,000
Drake property	24600, 24620 and 24640 Drake Road, Farmington Hills, Michigan	$2,250,000	$1,725,000
1405 Combermere property	1405 Combermere Street, Tory, Michigan	(2)	$524,100
1339 Combermere property	1339 Combermere Street, Troy, Michigan	(2)	$672,000
1355 Combermere property	1351-1355 Combermere Street, Troy, Michigan	(2)	$651,400
550 Oliver property	550 Oliver Street, Troy, Michigan	(1)	$777,400
23640 Industrial property	23630-23640 Industrial Park Road, Farmington Hills, Michigan	$1,110,000	$888,000

(1)	Per the appraisal, the 600 Oliver property and the 550 Oliver property were valued at $2,130,000 and not as individual properties.

(2)	Per the appraisal, the 1415 Combermere property, 1441 Combermere property, 1465 Combermere property, 1405 Combermere property, 1339 Combermere property, and the 1355 Combermere property were valued at $4,940,000 and not as individual properties.

		NRA	Office			Retail			Multifamily			Industrial			Self Storage
Loan No.	Mortgage Loan	sq. ft.	NRA	% of NRA	Occ	NRA	% of NRA	Occ	Units	% of NRA	Occ	NRA	% of NRA	Occ	NRA	% of NRA	Occ
4	Uline Arena	248,381	181,685	73.1%	92.3%	66,696	26.9%	91.5%
5	171 N Aberdeen	120,020	41,612	34.7%	100.0%	14,593	12.2%	100.0%	75	53.2%	100.0%
14	Boca Raton Design Center	201,455										159,650	79.2%	97.5%	41,805	20.8%	89.6%
15	Liberty MA Portfolio	360,469	183,562	50.9%	100.0%							176,907	49.1%	100.0%
17	63 Spring Street	5,540				1,140	20.6%	100.0%	4	79.4%	100.0%
20	Timlin Portfolio	210,816	30,878	14.6%	90.0%	8,651	4.1%	100.0%				171,287	81.2%	100.0%

(4)	Loan No. 5 - 171 N Aberdeen – The Mortgaged Property is a mixed use building comprised of multifamily (100.0% leased to a co-living operator), office (100.0% leased to a co-working operator) and retail (100.0% leased to five tenants). These components generate 48.5%, 28.5% and 16.5% of Underwritten Revenue ($) respectively. The remainder of the Underwritten Revenues ($) is generated from parking income.

Loan No. 14 – Boca Raton Design Center– The Mortgaged Property is a mixed use building comprised of warehouse space and self storage units. The industrial component of the Mortgaged Property is 97.5% leased to approximately 76 distinct warehouse tenants. In addition, approximately 18.6% of Underwritten Revenue ($) income is generated through 265 climate controlled storage units. The Most Recent Physical Occupancy is based upon the warehouse and self storage components of the Mortgaged Property while the Second Most Recent Occupancy and Third Most Recent Occupany are based only on the industrial component of the Mortgaged Property.

Loan No. 15 – Liberty MA Portfolio – The Mortgaged Property consists of 183,562 sq. ft. of office space (50.9% of NRA) and 176,907 sq. ft. of industrial/warehouse space (49.1% of NRA).
Loan No. 17 – 63 Spring Street – The Mortgaged Property is a mixed use building comprised of multifamily and retail. The retail portion of the Mortgaged Property is 100.0% leased to three retail tenants. In addition, approximately 22.0% of Underwritten Revenue ($) income is generated through four free market residential units, of which one unit is month-to-month.

(5)	Loan No. 3 – Hilton Penn’s Landing – The ground sublease requires (i) that the Mortgaged Property be operated as a full service, open market, first class hotel affiliated by a flag with a nationally recognized hotel company containing no less than 300 nor more than 400 rooms, meeting rooms, ballroom, swimming pool, fitness center and other amenities, and a kitchen, storage, offices, gift shop, and a restaurant and club and a parking garage containing a minimum of 500 parking spaces which is open to the general public 365 days per year, (ii) that the ground subtenant will use not less than 5,000 square feet for ballroom space, not more than 4,000 sq. ft. for a restaurant, not more than 2,500 sq. ft. for ground floor retail use and not more than 750 sq. ft. for a gift shop, (iii) that the ground subtenant must reserve 10 parking spaces for the Independence Seaport Museum, five parking spaces for the ground sublessor, and make available 100 spaces to the ground sublessor, at the ground sublessor’s option, at an agreed upon rate, and (iv) that the ground subtenant may not change the hotel brand except to another brand reasonably approved by the ground sublessor with such approval based on industry standards for a first class full hotel in the city of Philadelphia, and may not change the hotel manager except to a hotel management company approved by the ground sublessor in its reasonable discretion.

(6)	Loan No. 10 – Moffett Towers II – Buildings 3 & 4 – The related Mortgage Loan has an anticipated repayment date (the “ARD”) of July 6, 2029 and a stated maturity date of June 6, 2034. If the Moffett Towers II – Buildings 3 & 4 Whole Loan is not paid by the ARD, from and after the ARD, the Moffett Towers II – Buildings 3 & 4 Senior Loans (as defined in Annex A-3 to the Preliminary Prospectus) and the Moffett Towers II – Buildings 3 & 4 Subordinate Loans (as definedin Annex A-3 to the Preliminary Prospectus) will accrue interest at the adjusted interest rate; however, interest accrued at the excess of the adjusted interest rate over the initial interest rate (“Excess Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the Moffett Towers II – Buildings 3 & 4 Property after the payment of the reserves for tax and insurance, and mortgage and mezzanine loan interest calculated at the initial interest rate will be applied (i) first, to repay the outstanding principal balance of the Moffett

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Towers II – Buildings 3 & 4 Senior Loans, in the amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the entire Moffett Towers II – Buildings 3 & 4 Whole Loan, (ii) second, if the Moffett Towers II – Buildings 3 & 4 Senior Loan has been repaid in full, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 Subordinate Loans, in the amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 Whole Loan, (iii) third, if lender elects, to make reserve payments for capital expenditures, (iv) fourth, to pay operating costs, (v) fifth, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 Senior Loans until the entire outstanding principal balance is paid, (vi) sixth, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 Subordinate Loans until the entire outstanding principal balance is paid, (vii) seventh, to the payment of Excess Interest under the Moffett Towers II – Buildings 3 & 4 Senior Loans and (viii) eighth, to the payment of Excess Interest under the Moffett Towers II – Buildings 3 & 4 Subordinate Loans.

(7)	The Administrative Cost Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee, and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub-servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. See “Summary of Terms – Offered Certificates – Servicing and Administration Fees – Non-Serviced Whole Loans” in this Preliminary Prospectus.

(8)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) except as described above for loans with planned amortization, with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12 month period following the Cut off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

(9)	“Hard” generally means each tenant is required to transfer its rent directly to the lender controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox. “Soft Springing Hard” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account, but upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox.

(10)	In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

Loan No. 9 – Wind Creek Leased Fee – The Wind Creek Leased Fee Whole Loan requires a hard lockbox and in place cash management. The borrower is required to establish a cash management account (which will also function as a lockbox account), and enter into a cash management agreement, within 45 days of the loan origination date.

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(11)

With respect to the loans referenced below structured with A/B Notes, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) calculations exclude the subordinate secured debt.

●    Loan No. 2 – Woodlands Mall

●    Loan No. 10 – Moffett Towers II – Buildings 3 & 4

●    Loan No. 11 – The Citizen Hotel Sacramento

(12)	Loan No. 1 – 888 Figueroa – The increase from Most Recent NOI($) (if past 2018) to Underwritten NOI ($) is primarily due to six new tenants for a total of approximately $1.87 million in U/W Base Rent. This is comprised of GSA: Office of Disability Adjudication & Review ($578,707 U/W Base Rent), State of CA: Dept of Rehabilitation ($537,360 U/W Base Rent), State of CA: Dept of Social Services-State Hearings ($348,720 U/W Base Rent), State of CA: Dept of Social Services ($236,200 U/W Base Rent), Dr. Jennifer Nguyen, DDS ($75,652 U/W Base Rent) and James Y. Wang MD ($96,478 U/W Base Rent). In addition, United Valet Parking, Inc. recently signed an amendment which increased annual rent by $420,000 effective May 1, 2019.

Loan No. 4 – Uline Arena –The increase from Historical NOI to Underwritten NOI ($) is primarily due to recently executed leases. U/W Base Rent includes contractual first year rent associated with Pact, Inc. ($2,300,388) and WHYHOTEL, Inc. ($340,250), which tenants have signed leases but are not yet in occupancy or paying rent. At origination, the Uline Arena borrower deposited $1,781,999 million into a gap rent reserve, which represents the total gap rent for Pact, Inc. and WHYHOTEL, Inc. Additionally, the increase in U/W Base Rent from T-12 5/31/2019 includes $2,075,116 of rent attributed to four new leases (15.8% of NRA) and one lease extension (19.3% of NRA) at the Uline Arena Property since April 2019. At origination, the Uline Arena borrower reserved $3,228,430 in a free rent reserve in connection with these leases.

Loan No. 7 – 505 Fulton Street – The increase from Most Recent NOI($) (if past 2018) to Underwritten NOI ($) is attributable to $245,250 of contractual rent steps through September 1, 2019 for H&M and $277,778 which represents the present value of rent steps for Old Navy. In addition, in December of 2018, H&M indicated that they had overpaid their percentage rent by $708,739. Subsequently, the landlord gave them a credit for $227,083 in December. In 2019, after further review, they H&M indicated that they had overpaid their percentage rent by an additional $236,754 for which they received a credit from January-April 2019, which represents the decrease in base rent in Most Recent NOI($) (if past 2018) The credit for their overpaid percentage rent is fully used. H&M is not currently paying percentage rent.

Loan No. 16 - 1440 N Dayton – The increase from Most Recent NOI($) (if past 2018) to Underwritten NOI ($) is primarily attributable to new leasing at the Mortgaged Property following the gut renovation and addition of the fourth floor that occurred between 2016 and 2018 with the first tenant taking occupancy in May 2017.

Loan No. 23 – Cypress Corporate Plaza – The increase from Most Recent NOI($) (if past 2018) to Underwritten NOI ($) is primarily attributable to leases executed in April 2019 accounting for 13.7% of NRA and 14.0% of Underwritten Base Rent at the Mortgaged Property, respectively.

Loan No. 28 – Crown on 7th – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to new leasing at the Mortgaged Property.

(13)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A 1 to this Preliminary Prospectus.

Loan No. 2 — Woodlands Mall - A grace period of one business day for monthly debt service is permitted once in every 12 month period.

(14)	In certain cases, in addition to an “as-is” value, the appraisal states an “as complete” or “as-stabilized” or “hypothetical” value for the related Mortgaged Property that assumes that certain events will occur with respect to retenanting, construction, renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this Preliminary Prospectus. With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV

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Ratio was calculated using the related “as complete”, “as-stabilized” or “hypothetical” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan	% of initial Pool Balance	Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Mortgage Loan LTV Ratio at Maturity or ARO Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Mortgage Loan LTV Ratio at Maturity or ARD Ratio (“As-ls”)	Appraised Value (“As-ls”)
888 Figueroa(1)	9.2%	54.8%	54.8%	$210,000,000	56.1%	56.1%	$205,000,000
Uilne Arena(2)	5.2%	56.6%	56.6%	$212,000,000	61.9%	61.9%	$194,000,000
Moffett Towers II – Buildings 3 & 4(3)	4.2%	44.3%	44.3%	$790,000,000	48.2%	48.2%	$726,000,000
The Citizen Hotel Sacramento(4)	4.2%	53.4%	53.4%	$63,700,000	59.3%	59.3%	$57,300,000
1440 N Dayton(5)	2.3%	64.2%	64.2%	$29,600,000	66.0%	66.0%	$28,800,000
Visions Hotel Portfolio II(6)	2.1%	59.2%	48.0%	$105,000,000	63.7%	51.6%	$97,600,000
Hilton Garden Inn Sugarland(7)	2.1%	54.5%	48.6%	$30,800,000	69.1%	61.6%	$24,300,000
The Real Real(8)	1.8%	65.0%	65.0%	$22,400,000	71.4%	71.4%	$20,400,000
Holiday Inn Express – Bluffton(9)	1.1%	61.3%	56.0%	$14,100,000	78.5%	71.8%	$11,000,000

(1) The Appraised Value (Other Than As-Is) reflects the “Hypothetical As-Leased value” appraised value, as of April 18, 2019, which assumes that (i) with respect to Suites 360, 700 and 900, the State of California and (ii) with respect to Suite 800, the GSA have taken occupancy and are paying rent and all lease up costs were incurred. Reserves were taken at origination for outstanding free rent for GSA and for all outstanding tenant improvements and leasing commissions.

(2) The Appraised Value (Other Than As-Is) is based on the “prospective value upon completion” appraised value as of July 1, 2021, which assumes that all tenants with executed leases are in occupancy and paying rent. The occupancy as of July 26, 2019 is 92.1%, which includes 69,901 sq. ft. that is leased to three different tenants but not yet occupied by such tenants. In addition, pursuant to certain leases, certain tenants are now or will at a future date be in a full or partial rent abatement period. At origination, the borrower reserved approximately $1.8 million for gap rent (related to the period prior to rent commencement with respect to two tenants) and $7.5 million for free (or partial) rent obligations (related to current or future rent abatement provisions in certain leases). The “as is” appraised value is $194 million.

(3) The Appraised Value (Other Than As-Is) is based on the “prospective market value upon stabilization” appraised value as of December 1, 2019 and January 1, 2020, which assumes that any remaining construction costs have been paid and that Facebook, the sole tenant, has taken occupancy, completed construction, and commenced rental payments (expected January 1, 2020 for Building 3 and December 1, 2019 for Building 4, pursuant to its leases). At origination, the borrower reserved $23,165,933 for remaining construction costs and $16,127,329 representing 100% of the free rent. The “as-is” appraised value of the Mortgaged Property as of May 3, 2019 was $726.0 million. The appraisal also employs the extraordinary assumption that the Mortgaged Property can be subdivided so that each building can be sold separately. Additionally, the Loan-to-Value Ratio is calculated including any related Pari Passu Companion Loans, but excludes the related Subordinate Companion Loans.

(4) The Appraised Value (Other Than As-Is) represents the “as complete” value of $63,700,000, effective July 1, 2020, which assumes the completion of certain required PIP at the Mortgaged Property. At origination, the borrower reserved $6,147,912, representing approximately 125% of the anticipated cost of completion of the PIP.

(5) The Appraised Value (Other Than As-Is) reflects the “Hypothetical As-Leased value” Appraised Value, as of May 28, 2019, which assumes that all lease-up costs for Ann & Robert H. Lurie Children’s Hospital of Chicago, Nth Degree Fitness and Codeverse, the first, third and fourth largest tenants, representing approximately 73.1% of NRA in the aggregate, have been expended. Reserves of approximately $859,308 were taken at origination for all outstanding free rent and tenant improvements and leasing commissions.

(6) The Appraised Value (Other Than As-Is) reflects an approximate 5.3% portfolio premium to the aggregate “As-Is” and “Hypothetical – As-Complete” Appraised Value of the individual Mortgaged Properties and an approximate 7.6% premium to the aggregate “As-Is” Appraised Value of the individual Mortgaged Properties. The aggregate “As-Is” and “Hypothetical – As-Complete” Appraised Value for the individual Mortgaged Properties as of May 1, 2019 is $99,700,000, based on the “As-Is” Appraised Value of each Mortgaged Property other than the Fairfield Inn Watertown Mortgaged Property and Candlewood Suites Watertown Mortgaged Property, for which “Hypothetical – As-Complete Market Values” of $8,100,000 and $7,500,000 (that assume scheduled property improvement plans have been completed at each property) are used. Based on such “Hypothetical – As Complete Market Values” and the “As-Is” Appraised Values of the other Mortgaged Properties, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD Ratio are 62.4% and 50.7%, respectively. At origination, the related borrower deposited $500,000 and $1,400,000 for PIP work at the Fairfield Inn Watertown Mortgaged Property and the Candlewood Suites Watertown Mortgaged Property, respectively. The “As-Is” Appraised Values for the Fairfield Inn Watertown Mortgaged Property and the Candlewood Suites Watertown Mortgaged Property are $7,500,000 and $6,000,000, respectively.

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(7) The Appraised Value (Other Than As-Is) reflects the “As-Complete” Appraised Value, as of December 7, 2019, which assumes completion of the franchisor-mandated PIP at the Mortgaged Property. At origination, the borrower deposited $5,264,750 with the lender, for the cost to complete the PIP at the Mortgaged Property.

(8) The Appraised Value (Other Than As-Is) is based on the “Prospective at Stabilization” appraised value as of December 1, 2019, which assumes the Mortgaged Property has achieved stabilization as of the future date. The appraisal notes that the Mortgaged Property may or may not achieve stabilization as of that date, and that four months of free rent remain after the stabilization date. The appraisal also notes that its prospective value by default assumes the tenant is in place and paying rent, and also that the Mortgaged Property has a certificate of occupancy and all final city approvals for use as a creative office. The tenant is expected to take occupancy in or around August 2019. The tenant has three months of free rent from September through November 2019, totaling $320,652, which was reserved for at origination. The tenant also has free rent for the months of August and September 2020 and August and September 2021, which were not reserved for at origination, other than an initial deposit of $80,000. The borrower is required to deposit with the lender $11,147 on each payment date from August 2019 through July 2020, and $17,814 on each payment date from August 2020 through July 2021, to be held and applied to pay the foregoing free rent for 2020 and 2021. The “as is” appraised value of the Mortgaged Property as of May 20, 2019 was $20,400,000.

(9) The Appraised Value (Other than As-Is) represents the “as complete” value of $14,100,000 as of June 11, 2020, which assumes the completion of certain required PIP at the Mortgaged Property. At origination, the borrower reserved $2,865,776, representing approximately 110% of the anticipated cost of completion of the PIP.

(15)	Loan No. 9 – Wind Creek Leased Fee – The Net Rentable Area (SF/Units/Rooms) shown is based on the total square footage of the land.

Loan No. 9 – Wind Creek Leased Fee – The Cut-off Date LTV and LTV Ratio at Maturity or ARD Ratios are based on the “as is” appraised value of the leased fee interest. The “as is” appraised value, inclusive of the Wind Creek Casino and Resort Bethlehem improvements is $1.14 billion, which results in a Cut-off Date LTV Ratio of 12.9%.

(16)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.
“D(x)” means may be defeased for x payments.
“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.
“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.
“DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.
“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio Mortgage Loan) under various circumstances, as described in this Preliminary Prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this Preliminary Prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this Preliminary Prospectus.

(17)	Loan No. 1 – 888 Figueroa – The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 1, 2019. The borrower has the option to (i) prepay the full $115.0 million 888 Figueroa Whole Loan after August 31, 2021, with payment of a yield maintenance premium, or (ii) defease the full $115.0 million 888 Figueroa Whole Loan at any time after the date that is the earlier to occur of (i) 25 payments after the closing date of the securitization that includes the last pari passu note to be securitized or (ii) August 1, 2023. For the purposes of this Preliminary Prospectus, the assumed lockout period of 25 payments is based upon the expected CD 2019-CD8 securitization closing date in August 2019. The actual lockout period may be longer.

Loan No. 2 – Woodlands Mall – The lockout period will be at least 24 payments beginning with and including the first payment date of September 1, 2019. The borrower has the option to defease the full $425.0 million Woodlands Mall Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date. The actual lockout period may be longer.

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Loan No. 4 – Uline Arena – The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of September 6, 2019. Defeasance of the full $120.0 million Uline Arena Whole Loan is permitted after the date that is the earlier to occur of (i) September 6, 2022 or (ii) two years after the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period of 24 payments is based on the expected CD 2019-CD8 securitization closing date in August 2019. The actual defeasance lockout period may be longer. In the case of a prepayment using Yield Maintenance, there is no lockout period.

Loan No. 7 – 505 Fulton Street - The lockout period will be at least 25 payment dates beginning with and including the First Due Date of August 6, 2019. Defeasance of the full $85.0 million 505 Fulton Whole Loan is permitted after the date that is the earlier to occur of (i) July 8, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected CGCMT 2019-GC41 securitization closing date in August 2019. The actual lockout period may be longer

Loan No. 8 – Pharr Town Center - The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 6, 2019. Defeasance of the full $70.0 million Pharr Town Center Whole Loan is permitted after the date that is the earlier to occur of (i) July 8, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected CD 2019-CD8 securitization closing date in August 2019. The actual lockout period may be longer.

Loan No. 9 – Wind Creek Leased Fee – The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 6, 2019. Defeasance of the full $146.6 million Wind Creek Leased Fee Whole Loan is permitted after the date that is the earlier to occur of (i) July 23, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected CD 2019-CD8 securitization closing date in August 2019. The actual lockout period may be longer.

Loan No. 10 – Moffett Towers II – Buildings 3 & 4 – The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 6, 2019. Defeasance of the full $505.0 million Moffett Towers II – Buildings 3 & 4 Whole Loan is permitted after the date that is the earlier to occur of (i) June 19, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected CD 2019-CD8 securitization closing date in August 2019. The actual lockout period may be longer.

Loan No. 15 – Liberty MA Portfolio – The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of September 1, 2019. Following the lockout period, the borrower has the right to defease the Whole Loan in whole, but not in part, on any date after August 31, 2021. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) June 1, 2023. The assumed lockout period of 24 months is based on the expected CD 2019-CD8 securitization closing date in August 2019. The actual lockout period may be longer.

Loan No. 18 – Visions Hotel Portfolio II – The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 6, 2019. Defeasance of the full $62.2 million Visions Hotel Portfolio II Whole Loan is permitted after the date that is the earlier to occur of (i) June 11, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected CD 2019-CD8 securitization closing date in August 2019. The actual lockout period may be longer.

(18)	Partial release in connection with a partial prepayment or partial defeasance or substitution or a free release is permitted for the following loans. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Partial Releases” in this Preliminary Prospectus for the terms of the releases.

● Loan No. 2 – Woodlands Mall

● Loan No. 15 – Liberty MA Portfolio

● Loan No. 18 – Visions Hotel Portfolio II

● Loan No. 20 - Timlin Portfolio

(19)	Loan No. 3 – Hilton Penn’s Landing - The initial term of the borrower’s ground lease with the Delaware River Waterfront Corporation expires in October 2029, at which point there are two (2) remaining extension options. The

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first extension option is for a term of 24 years, and the second for a term of 21 years and 7 months, providing for over 55 years of fully-extended term remaining. Annual rent through the remainder of the current term is fixed at $205,000. Annual rent during the first extension period increases to $292,000, and annual rent during the second extension period increases to $503,000.

Loan No. 18 – Visions Hotel Portfolio II – The Visions Hotel Portfolio II has three properties, Holiday Inn & Suites Rochester Marketplace, Home2 Suites Rochester Henrietta and Candlewood Suites Sayre, that operate under a ground lease. The Holiday Inn & Suites Rochester Marketplace ground lease expires in August 2050 and has no extension options. Annual rent under the Holiday Inn & Suites Rochester Marketplace ground lease is currently estimated by the appraiser to be $73,675 and is subject to increases as described in the ground lease. The Home2 Suites Rochester Henrietta ground lease expires in December 2051 and has no extension options. Annual rent under the Home2 Suites Rochester Henrietta ground lease is currently estimated by the appraiser to be $69,396 and is subject to increases as described in the ground lease. The intial term of the Candlewood Suites Sayre ground lease expires in December 2041, at which point there are four (5) remaining extension options. All four extension options are for a term of five (5) years. Annual rent under the Candlewood Suites Sayre ground lease is currently $59,400 and is subject to increases as described in the ground lease.

(20)	Loan No. 1 – 888 Figueroa – The 2nd Largest Tenant, State of CA, leases 49,180 sq. ft. at the Mortgaged Property that is comprised of six different suites (five different state agencies) with Lease Expirations that range from 2023 to 2027 (5,565 sq. ft. in 2023, 16,412 sq. ft. in 2024, 9,133 sq. ft. in 2026, and 18,070 sq. ft. in 2027). The 3rd Largest Tenant, GSA, leases a total of 42,610 sq. ft. of space that is comprised of seven different suites (all different agencies) with Lease Expirations that range from 2024 to 2029 (8,638 sq. ft. in 2024, 2,079 sq. ft. in 2025, 4,624 sq. ft. in 2026, 10,921 sq. ft. in 2027, 1,902 sq. ft. in 2028 and 14,446 sq. ft. in 2029). See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this Preliminary Prospectus.

Loan No. 14 – Boca Raton Design Center – The 5th Largest Tenant, Merle Wood Associates, leases 3,200 sq. ft. of space that expires on March 31, 2020 and 2,600 sq. ft. of space that expires on April 30, 2020.

Loan No. 23 – Cypress Corporate Plaza – The 2nd Largest Tenant, Rockwell Automation, leases 15,090 sq. ft. of space for which the lease term expires on November 22, 2023, and an additional 2,532 sq. ft. of space for which the lease term expires on September 22, 2023.

Loan No. 30 – Floresta – The 2nd Largest Tenant, All American Finishing, leases 13,330 sq. ft. of space that expires on August 14, 2019 and 4,935 sq. ft. of space that expires on August 31, 2020.

(21)	Loan No. 1 - 888 Figueroa – The Largest Tenant, NBC Operating (TJX Companies), has a one-time right to terminate its lease effective January 31, 2029 if the landlord cannot accommodate tenant’s request for a premises expansion. The 2nd Largest Tenant, State of CA leases six different suites, which include: the entire 2nd floor (16,412 sq. ft. expiring in 2024; on-going termination option beginning in 2020); 9,133 sq. ft. on the 3rd floor expiring in 2026 (on-going termination option beginning in 2022); 7,205 sq. ft. on the 7th floor expiring in 2027 (on-going termination option beginning in 2023); 10,865 sq. ft. on the 9th floor expiring in 2027 (on-going termination option beginning in 2023); and 5,565 sq. ft. on the 20th floor expiring in 2023 (on-going termination option beginning in November 2019). All termination options are subject to notice periods ranging from 30 days to 60 days. The 3rd Largest Tenant, GSA, leases seven different suites, which include: 6,555 sq. ft. on the 4th floor expiring in 2027 (on-going termination option in 2022); 2,079 sq. ft. on the 6th floor expiring in 2025 (on-going termination option beginning in 2020); 14,446 sq. ft. on the 8th floor expiring in 2029 (on-going termination option beginning in 2024); 4,366 sq. ft. on the 10th floor expiring in 2027 (on-going termination option beginning in 2022); 4,624 sq. ft. on the 11th floor expiring in 2026 (on-going termination option beginning in 2021); 8,638 sq. ft. on the 17th floor expiring in 2024 (termination option at any time with 90 days’ notice); and 1,902 sq. ft. on the 20th floor expiring in 2028 (on-going termination option beginning in 2023). All termination options are subject to notice periods ranging from 30 days to 120 days. Additionally there are termination options for Suites 700 and 900 if not delivered on time.

Loan No. 2 – Woodlands Mall - The Largest Tenant, Forever 21, has the right to terminate its lease at any time upon 180 days’ notice and payment of a termination fee equal to twelve months of minimum annual rent.

Loan No. 4 – Uline Arena – The 5th Largest Tenant, Antunovich Associates, has a one-time right to terminate its lease on October 1, 2025 if the tenant has not exercised its right of first offer to lease the space directly contiguous to the leased premises, provided Antunovich Associates provides the Uline Arena Borrower with 12 months prior written notice.

Loan No. 5 - 171 N Aberdeen – The 2nd Largest Tenant, Industrious, has a one-time right to terminate its lease effective April 30, 2026 with 12 months’ notice and payment of a termination fee equal to the unamortized tenant improvement allowance, rental abatement and leasing commissions discounted at an 8.0% rate. The 3rd Largest

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Tenant, Northwestern Memorial Hospital, has a one-time right to terminate its lease effective August 31, 2025 with nine months’ notice and payment of a termination fee equal to $341,586.56.

Loan No. 6 – Lakewood Square – The largest tenant, Hobby Lobby, has the right to terminate its lease at any time upon six months’ notice, provided that Hobby Lobby is not in default under its lease, if Hobby Lobby determines that the premises has become uneconomical for its current use.

Loan No. 13 – Victory Plaza – The Largest Tenant, Vallarta Supermarket, has a one-time right to terminate its lease effective November 30, 2022 if it is unable to obtain permits for tenant’s work by December 31, 2019 (“Required Permit Date”) by providing written notice to landlord on or prior to the Required Permit Date. In the event of such termination, (i) tenant may not proceed with tenant’s work and landlord shall have no TI allowance obligation ($1,000,000); and (ii) rent shall remain at $4.24 per sq. ft. from December 1, 2019 through November 30, 2022 (vs. bumping up to $7.49 per sq. ft.). The 5th Largest Tenant, US Renal Care, is currently terminable by either party upon written notice delivered to the other party by August 23, 2019. In addition, if the borrower fails to deliver the premises within 90 days after the required delivery date, US Renal Care has the right to terminate upon written notice; however, if the borrower causes the term commencement to occur within 10 business days after receipt of written notice, the termination notice is null and void. US Renal Care also has a one-time right to terminate its lease in year five of its lease term with written notice any time during the first 60 day of the 5th lease year and payment of a termination fee equal to the sum of (i) the unamortized amount of the tenant improvement allowance and leasing comissions, (ii) six months of minimum rent and estimated reimbursement charges that would have been payable by tenant during the six month period after the effective termination date and (iii) unamortized amount of the broker commissions paid by the lender.

Loan No. 16 – 1440 N Dayton – The 4th Largest Tenant, Codeverse, has a one-time right to terminate its lease effective June 30, 2024 with 9 months’ notice and payment of a termination fee equal to nine monthly base rent payments plus nine monthly escalation rent payments in addition to the unamortized amount, as of the early termination date, of the brokerage commissions and legal fees paid or incurred by landlord as well as all rent abatements and cash allowances provided by landlord which unamortized costs include interest at a rate of 8.0% per annum.

Loan No. 23 – Cypress Corporate Plaza – The 2nd Largest Tenant, Rockwell Automation, has a termination option commencing the last day of the 36th full calendar month of its lease (July 26, 2021), upon at least 180 days notice and payment of a termination fee. The 4th Largest Tenant, Tad PGS, has a termination option commencing the last day of the 48th full calendar month of its lease (February 3, 2022) upon at least 270 days notice and payment of a termination fee.

(22)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 4 – Uline Arena – The Largest Tenant at the Uline Arena Property, Recreational Equipment, Inc., has subleased 1,052 sq. ft. of its space to La Columbe, which uses the space to operate a coffee shop within Recreational Equipment, Inc. La Columbe’s sublease expires in January 2027 and includes one five-year extension option. Under the sublease, La Columbe has an option to terminate if it fails to meet or exceed $600,000 in gross receipts for any calendar year after the fourth sublease year (2020) and Recreational Equipment, Inc. has a right to terminate the sublease if La Columbe fails to produce its gross receipt report. Notwithstanding the sublease, Recreational Equipment, Inc. remains liable for its obligations under the primary lease with the Uline Arena borrower.

Loan No. 5 - 171 N Aberdeen – The 3rd Largest tenant, Northwestern Memorial Hospital (5.0% of NRA), subleases its entire leased space to an affiliate, Northwestern Medical Faculty Foundation d/b/a Northwestern Medical Group.

Loan No. 24 - Bountiful Plaza – The Largest Tenant, Savers, (37.5% of NRA), subleases its space to DownEast through April 30, 2024, which is one month prior to the Savers lease expiration.

(23)	Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. With respect to the largest 15 Mortgage Loans and certain tenants representing more than 25% of the NRA of a Mortgaged Property, see “Description of the Mortgage Pool—Tenant Issues—Other” in this Preliminary Prospectus.

The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

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Loan No. 1 – 888 Figueroa – The 2nd Largest Tenant, the State of California (“State of CA”), is leasing 49,180 sq. ft. of space through six separately leased suites, three of which, totaling 23,008 sq. ft. (5.7% of NRA), are not yet in occupancy. The State of CA is projected to take occupancy of and begin paying rent for said three suites between September 2019 and November 2019. In addition, the 3rd Largest Tenant, the General Services Administration (“GSA”), is leasing 42,610 sq. ft. of space through seven separately leased suites, one of which, consisting of 14,446 sq. ft. (3.58% of NRA), is not yet in occupancy or paying rent. The GSA is projected to take occupancy in November 2019. The GSA has four months of free rent for this suite.

Loan No. 4 – Uline Arena – The 3rd Largest Tenant, Pact, Inc., executed a lease in April 2019 for 37,144 sq. ft. of traditional office space and 1,993 sq. ft. of mezzanine office space, each of which expire in April 2035 and include one five-year renewal option and no termination options. The Pact, Inc. space is currently being built out, and Pact. Inc. is not in occupancy or paying rent under the lease. Per the terms of the Pact, Inc. lease, Pact, Inc. is required to take occupancy and begin paying rent by May 1, 2020 (absent construction delays caused by the landlord). With respect to the 1,993 sq.ft of mezzanine office space, such space requires government approval before any construction may commence. In the event the tenant does not receive government approval for all or a portion of the space, the total space leased by Pact, Inc. may be reduced.

Loan No. 4 – Uline Arena – The 4th Largest Tenant, Davis Memorial Goodwill, executed its lease in April 2019. It expires in July 2035, and includes one five-year renewal option and no termination options. Davis Memorial Goodwill is in the process of building out its space and is not yet in occupancy. Davis Memorial Goodwill is anticipated to take occupancy in October 2019.

Loan No. 10 – Moffett Towers II – Buildings 3 & 4 – The Sole Tenant, Facebook, has not completed its build-out. The leases commenced when Facebook took possession on May 1, 2019 with respect to Building 4 and June 1, 2019 with respect to Building 3. Facebook is required to begin paying rent on the rent commencement date, which is expected to occur on December 1, 2019 with respect to Building 4 and January 1, 2020 with respect to Building 3. At origination, the borrower funded a reserve in the amount of $16,127,329 in connection with such free rent periods. In addition, total rental income is inclusive of straight-line office rent and straight-line amenities rent.

Loan No. 13 – Victory Plaza – The 5th Largest Tenant, US Renal Care, executed a lease after loan origination and is not in occupancy or paying rent. The US Renal Care lease is expected to commence upon delivery of the possession of the premises to US Renal Care with the borrower’s work substantially completed, which delivery is required to occur within six weeks after the issuance of permits for the borrower’s work. Rent will commence 120 days from lease commencement.

Loan No. 21 –The Real Real—The Sole Tenant, The Real Real, is not yet in occupancy. The tenant is expected to take occupancy in or around August 2019. The tenant has three months of free rent from September through November 2019, totaling $320,652, which was reserved for at origination. The tenant also has free rent for the months of August and September 2020 and August and September 2021, which were not reserved for at origination, other than an initial deposit of $80,000. The borrower is required to deposit with the lender $11,147 on each payment date from August 2019 through July 2020, and $17,814 on each payment date from August 2020 through July 2021, to be held and applied to pay the foregoing free rent for 2020 and 2021.

(24)	The following loans have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Tenancies-in-Common” in this Preliminary Prospectus for further information.

● Loan No. 23 – Cypress Corporate Plaza

● Loan No. 24 – Bountiful Plaza

● Loan No. 26 – Walmart Palm Desert

(25)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(26)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

Loan No. 3 – Hilton Penn’s Landing - Monthly seasonality reserve deposits will commence in September of the first year of the Mortgage Loan term, three months prior to the annual shortfall period (which is December through

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February). The monthly deposits are equivalent to one third of the annual seasonality reserve (115.0% of the estimated total debt service shortfall).

Loan No. 4 – Uline Arena - The Uline Arena borrower is required to make monthly deposits in an amount equal to $20,698 into a rollover reserve account, subject to a cap of $496,762. The cap will be suspended if (i) occupancy at the Uline Arena Property falls below 80.0%, (ii) the debt service coverage ratio falls below 1.15x, or (iii) a cash trap period occurs.

Loan No. 9 – Wind Creek Leased Fee - On a monthly basis, immediately following the date on which a quarterly installment of base rent is paid under the ground lease (other than the first installment of rent due on July 30, 2019 under the ground lease documents), the borrower is required to deposit an amount equal to the monthly debt service payment amount due on each of the next two succeeding monthly payment dates, which amounts are required to be transferred into the interest reserve account.

Loan No 12 – Crescent Club – Monthly replacement reserve deposits will be suspended after the amount of funds in the replacement reserve equals or exceeds $100,000. After the amount of funds in the replacement reserve is less than $75,000, monthly replacement reserve deposits will be reinstated until the amount of funds in the replacement reserve again equals or exceeds $100,000.

Loan No. 15 – Liberty MA Portfolio - The borrower will not be obligated to make the monthly TI/LC reserve deposit at such time that (i) no event of default is continuing, (ii) the Central MA Spec. Ed. lease is extended for three years past the maturity date of the Liberty MA Portfolio Whole Loan, such extension is acceptable to the lender, and Central MA Special Education delivers an acceptable estoppel to the lender, and (iii) the debt service coverage ratio is greater than or equal to 1.25x.

(27)	Loan No. 3 – Hilton Penn’s Landing - With respect to Mortgage Loan No. 3, Hilton Penn’s Landing, the borrowers are required to make monthly seasonal working capital reserve deposits equal to $483,334 in September through November of 2019, and thereafter, on each monthly payment date from June through November of each year, the borrower is required to make monthly deposits of $241,667.

Loan No. 10 – Moffett Towers II – Buildings 3 & 4 - The Monthly Other Reserves ($) are capped at $24,544,310 (i.e., $35.00 per rentable square foot that is leased pursuant to the lease sweep lease in existence on the date hereof); or (ii) with respect to a lease sweep trigger continuing solely pursuant to clause (i)(b) of the defined term lease sweep period, $35.00 per rentable square foot of terminated space; or (iii) with respect to a lease sweep trigger continuing pursuant to a dark period event (clause (i)(c) of the defined term “Lease Sweep Period”), whether or not a lease sweep trigger pursuant to clauses (i)(b) and/or (i)(d) of the defined term “Lease Sweep Period” is concurrently continuing, $50.00 per rentable square foot of dark space; or (iv) with respect to a lease sweep trigger continuing pursuant to a Facebook downgrade event (clause (i)(f) of the defined term “Lease Sweep Period”), whether or not a lease sweep trigger pursuant to clauses (i)(b), (i)(c) and/or (i)(d) of the defined term “Lease Sweep Period” is concurrently continuing, $35,063,300.

Loan No. 18 – Visions Hotel Portfolio II - With respect to Mortgage Loan No. 18, Visions Hotel Portfolio II, the borrowers are required to make monthly FF&E deposits equal to 1/12 of: (i) 2% of annual gross revenue for the first two years of the loan term, (ii) 3% of annual gross revenue for the third, fourth and fifth years of the loan term and (iii) 4% of annual gross revenue thereafter.

Loan No. 24 - Bountiful Plaza – In the event either Savers or Planet Fitness fail to renew their leases 12 months prior to their respective lease expirations, the borrower is required to deposit either cash or a letter of credit in an amount equal to $120,000. If the borrower does not deposit said funds by June 1, 2023, then commencing on July 1, 2023 and continuing until November 1, 2023, the borrower must deposit $24,000 per month. In the event either Savers or Planet Fitness still has not renewed their leases six months prior to their respective lease expirations, the borrower must deposit either cash or a letter of credit in an amount equal to an additional $120,000. If the borrower does not deposit said funds by December 1, 2023, then commencing on January 1, 2024 and continuing until May 1, 2024, the borrower must deposit $24,000 per month. Failure to make said deposits will constitute a trigger event under the Bountiful Plaza loan documents.

(28)	Loan No. 1 – 888 Figueroa – On each payment date, the borrower is required to deposit $5,050 into a replacement reserve subject to a cap of $60,600. If during the loan term, the debt service coverage ratio is less than 1.25x, the monthly deposit is required to increase to $6,733 subject to a cap of $80,797. On each payment date, the borrower is required to deposit $17,055 into a TI/LC reserve subject to a cap of $204,660. If during the loan term, the debt service coverage ratio is less than 1.25x, the monthly deposit is required to increase to $34,110 subject to a cap of $409,320.

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Loan No. 18 – Visions Hotel Portfolio II - With respect to Mortgage Loan No. 18, Visions Hotel Portfolio II, the borrowers are required to make monthly FF&E deposits equal to 1/12 of: (i) 2% of annual gross revenue for the first two years of the loan term, (ii) 3% of annual gross revenue for the third, fourth and fifth years of the loan term and (iii) 4% of annual gross revenue thereafter.

Loan No. 19 - Hilton Garden Inn Sugarland – Commencing on the first payment date and continuing until the Mortgage Loan is paid in full, the borrower is required to deposit with the lender a monthly amount equal to $24,966.00 per month for FF&E Replacements, which amount shall be equal to 1/12 of four percent (4%) of the monthly Total Gross Revenues pursuant to the borrower’s current fiscal year budget for the Mortgaged Property approved by the lender to cover the projected cost of the FF&E Replacements. The monthy amount will be adjusted quarterly based on the lender’s review of the current fiscal year budget for the Mortgaged Property.

(29)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “Description of the Mortgage Pool – Mortgage Pool Characteristics – Environmental Considerations” in this Preliminary Prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
9	Wind Creek Leased Fee(1)	$40,000,000	4.9%	$10,000,000	Yes	05/31/2029
15	Liberty MA Portfolio	$20,000,000	2.5%	$3,000,000	Yes	07/26/2032
18	Visions Hotel Portfolio II(2)	$16,979,965	2.1%	$1,000,000	Yes	06/11/2032

(1)	The policy was purchased at the borrower’s election and was not required by the lender. The policy is cancellable at the borrower’s option.

(2)	The environmental insurance policy obtained only covers the Holiday Inn Express Olean Property.

(30)	Loan No. 14 - Boca Raton Design Center – The Phase I environmental report recommended that a Phase II report be completed for the Boca Raton Design Center Mortgaged Property to assess impacts to groundwater as a result of historical truss manufacturing facility. The Phase II investigation was completed and no further action is recommended at the Boca Raton Design Center Mortgaged Property.

Loan No. 16 - 1440 N Dayton – The Phase I environmental report recommended that a Phase II report be completed for the 1440 N Dayton Mortgaged Property to assess any potential impact related to historical operations. The Phase II investigation was completed and no further action is recommended at the 1440 N Dayton Mortgaged Property.

(31)

Loan No.	Mortgage Loan	A-Note Cut-off Date Balance	B-Note Cut-off Date Balance	Total Mortgage Debt Cut-off Date Balance(1)	Total Senior Notes U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR	Total Senior Notes Cut-off Date LTV	Total Mortgage Debt Cut- off Date LTV Ratio	Total Senior Notes U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield
2	Woodlands Mall	$247,600,000	$177,400,000	$425,000,000	3.95X	2.30x	26.0%	44.6%	17.4%	10.1%
10	Moffett Towers II – Buildings 3 & 4	$350,000,000	$155,000,000	$505,000,000	3.46X	2.40x	44.3%	63.9%	13.2%	9.2%
11	The Citizen Hotel Sacramento	$34,000,000	$6,000,000	$40,000,000	2.95X	2.06X	53.4%	62.8%	14.9%	12.7%

(1)	Total mortgage debt includes additional pari passu debt and excludes mezzanine debt.

(32)

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% or Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date or ARD	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio(1)	Total Debt U/W NCF DSCR(1)	Total Debt U/W NOI Debt Yield(1)
2	Woodlands Mall	$70,000,000	8.6%	$40,000,000	5.50000%	8/1/2029	Yes	48.8%	1.79x	9.3%
10	Moffett Towers II – Buildings 3 & 4	$34,450,000	4.2%	$85,000,000	5.75000%	7/6/2029	Yes	74.7%	1.91x	7 9%
12	Crescent Club	$27,500,000	3.4%	$34,000,000	5.10000%	8/1/2029	Yes	63.3%	1.08x(2)	6 6%

(1)	Calculated including any related pari passu companion loan(s), related subordinate companion loan (s) and mezzanine debt.

(2)	With respect to the Crescent Club mortgage loan, the total Debt U/W NCF DSCR is calculated (only for the mezzanine loan) based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments based on an assumed principal payment schedule.

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(33)

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Minimum Debt Yield
2	Woodlands Mall(1)	$70,000,000	8.6%	Yes	1.25x	52.0%	8.6%
4	Uline Arena	$42,000,000	5.2%	Yes	1.75x	57.7%	7.18%
13	Victory Plaza(2)	$27,000,000	3.3%	Yes	(2)	49.0%	8.6%
20	Timlin Portfolio	$14,850,000	1.8%	Yes	1.20x	80.0%	N/A
25	Holiday Inn Express- Bluffton	$8,639,341	1.1%	Yes	2.10x	61.35%	12.4%

(1)	Borrower shall have a one-time right to cause a Permitted Mezzanine Borrower to incur additional indebtedness in the form of a mezzanine loan, that will be in no event greater than $35,000,000.

(2)	The Combined Minimum DSCR can be no less than what it was at loan origination Which was 1.75x. Also subject to a lease rollover for any given year not greater than 30%.

(34)	Loan No. 11 – The Citizen Hotel Sacramento -The Mortgaged Property is subject to and encumbered by two (2) deeds of trust held by the Redevelopment Agency Successor Agency of the City of Sacramento (“RASA”), securing the repayment of (1) a $5,100,000 loan (the “Hotel Development Loan”) made in connection with the development of the hotel portion of The Citizen Hotel Sacramento Property and (2) $850,000 loan (the “Restaurant Development Loan” and collectively with the Hotel Development Loan, the “RASA Loans”). The Hotel Development Loan matures in 50 years following the date that amortization payments are first required, and The Restaurant Development Loan was recently extended and matures on December 1, 2023. Both the Hotel Development Loan and the Restaurant Development Loan bear no interest.

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